UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.__)

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NORDSTROM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1617 Sixth Avenue, Seattle, Washington 98101-1707

March 27, 2014

Dear Shareholder,

We are pleased to invite you to join the Nordstrom Board of Directors and leadership team at the 2014 Annual Meeting of Shareholders in our hometown of Seattle. The meeting will take place on Wednesday, May 7, 2014 at 11:00 a.m. Pacific Daylight Time in the John W. Nordstrom Room at 1617 Sixth Avenue, 5th floor, in downtown Seattle. If you are unable to be with us in person, please join the meeting live online at investor.nordstrom.com.

2013 was a significant year for Nordstrom. The ongoing evolution of retail is exciting and the pace of change, especially in e-commerce and mobile shopping, is accelerating even faster than we anticipated a year ago. This evolution validates the investments we are making to enhance our customers’ experience, not only in our stores but online as well. There are many ways to shop and our focus, as it has been for over 100 years, is on serving customers in an exceptional way – no matter how they choose to connect with us.

This year we continue our efforts to present the information contained in this Proxy Statement in a clear and understandable manner. This reflects our ongoing commitment to improve the level of transparency and the quality of information we provide, and to operate our business in a way that earns our customers’ continued patronage and your support as a shareholder.

In addition to this Proxy Statement, we encourage you to view our online Company Review at nordstrom.com/companyreview and read our 2013 Annual Report. There you will find a more complete picture of our performance and how we are working to increase shareholder value by improving the customer experience.

Finally, we encourage you to vote — regardless of the size of your share holdings. Every vote is important and your participation helps us do a better job of listening and acting on what matters to you as a shareholder. You can cast your vote online, by telephone, or by using a printed proxy card as outlined in this document.

On behalf of all of us at Nordstrom, we want to thank you for your continued support and ownership of the Company.

Sincerely,

Enrique Hernandez, Jr.	Blake W. Nordstrom
Chairman of the Board	President

Peter E. Nordstrom	Erik B. Nordstrom
Executive Vice President and President – Merchandising	Executive Vice President and President – Stores

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1617 Sixth Avenue, Seattle, Washington 98101-1707

Notice of Annual Meeting of Shareholders

Wednesday, May 7, 2014

11:00 a.m. Pacific Daylight Time

John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, WA 98101

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Nordstrom, Inc. (the “Company”) will be held for the following purposes:

1.	To elect 12 Directors identified in the accompanying Proxy Statement to serve until the 2015 Annual Meeting of Shareholders;
2.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as Independent Auditors of the Company to serve for the 2014 fiscal year;
3.	To conduct an advisory vote regarding the compensation of our Named Executive Officers; and
4.	To transact any other business that may properly come before the meeting and any adjournment or postponement thereof.

You are eligible to vote if you were a shareholder of record at the close of business on March 10, 2014 (the “record date”). Shareholders are invited to attend the Annual Meeting in person. Those who are hearing impaired or require other assistance should contact the Company at 206-303-3033, so that we may facilitate your participation at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the Annual Meeting, you are encouraged to vote.

Seattle, Washington

March 27, 2014

By order of the Board of Directors,

Robert B. Sari

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2014

The accompanying Proxy Statement and the 2013 Annual Report on Form 10-K are available at investor.nordstrom.com

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PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information.

2014 Annual Meeting of Shareholders

Date and Time:	May 7, 2014	Meeting Webcast:	investor.nordstrom.com, select Webcast and
	11:00 a.m. Pacific Daylight Time		follow the instructions given. The webcast will be
archived and available for one year following the
Place:	John W. Nordstrom Room		Annual Meeting.
Downtown Seattle Nordstrom
1617 Sixth Avenue, 5th Floor
Seattle, WA 98101-1707

Eligibility to Vote

You can vote if you were a shareholder of record at the close of business on March 10, 2014.

How to Cast Your Vote (page 12)

You can vote by any of the following methods:

Internet (www.proxyvote.com) until 11:59 p.m. Eastern Daylight Time on May 6, 2014;	Mail, by completing, signing and returning your proxy or voting instruction card before May 6, 2014; or

Telephone, if you requested printed materials, by using the toll-free number listed on your proxy card until 11:59 p.m. Eastern Daylight Time on May 6, 2014;	In person, if you are a shareholder of record, by voting your shares at the Annual Meeting. If your shares are held in the name of a broker, nominee or other intermediary, you must obtain a proxy, executed in your favor, to bring to the meeting.

Voting Matters (page 11)

		Board Vote	Page Reference
		Recommendation	(for more detail)
1.	Election of Directors	FOR each Director Nominee	23
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	29
3.	Advisory Vote Regarding Executive Compensation	FOR	57

Board Nominees (page 24)

		Director			Other Public
Name	Age	Since	Occupation	Committee Memberships	Company Boards
Phyllis J. Campbell*	62	2004	Chairman of the Pacific Northwest Region of JPMorgan Chase	Audit, Finance	Alaska Air Group, Inc.
Michelle M. Ebanks*	52	2011	President of Essence Communications	Audit, Finance, Technology	None
Enrique Hernandez, Jr.*	58	1997	President and Chief Executive Officer of Inter-Con Security Systems, Inc.	Compensation, Governance and Nominating	McDonald’s Corporation, Wells Fargo & Company, Chevron Corporation
Robert G. Miller*	69	2005	Chief Executive Officer of Albertsons LLC	Audit, Finance (Chair)	None
Blake W. Nordstrom	53	2005	President of Nordstrom, Inc.	N/A	None
Erik B. Nordstrom	50	2006	Executive Vice President and President – Stores of Nordstrom, Inc.	N/A	None
Peter E. Nordstrom	52	2006	Executive Vice President and President – Merchandising of Nordstrom, Inc.	N/A	None
Philip G. Satre*	64	2006	Private Investor	Compensation, Governance and Nominating (Chair)	International Game Technology
Brad D. Smith*	49	2013	President and Chief Executive Officer of Intuit, Inc.	Audit, Finance, Technology	Intuit, Inc.
B. Kevin Turner*	48	2010	Chief Operating Officer of Microsoft Corporation	Compensation, Finance, Technology (Chair)	None
Robert D. Walter*	68	2008	Private Investor	Compensation (Chair), Governance and Nominating	American Express Company, YUM! Brands, Inc.
Alison A. Winter*	67	2001	Chief Executive Officer of Braintree Holdings, LLC	Audit (Chair), Governance and Nominating	None

*	Independent Director.

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Governance of the Company (page 15)

•	Nine of twelve Directors are independent and meet regularly in executive session.

•	The roles of President and Chairman are separate.

•	Only independent Directors are Committee members.

•	Director elections have a majority voting standard, and all Directors are elected annually.

•	The Board has stock ownership guidelines for Directors and Executive Officers.

•	Board, Committee and Director performance evaluations are conducted annually.

•	The Board and its Committees are responsible for risk oversight.

•	President and management succession planning is one of the Board’s highest priorities.

Business Highlights

This year, we continued to see an evolution in retail through the accelerated pace of technology, the continuing importance of stores and the customer’s increasing desire for speed and convenience. We achieved success within this challenging business environment by staying squarely focused on customer-driven strategies and the platform for long-term profitable growth. Our performance benefitted from strong financial discipline, increased investment in technology and stores, and enhancements to our seamless customer experience across all channels. We are encouraged by the progress we have achieved to date and the opportunities that lie ahead.

Here are some of the highlights of fiscal year 2013:

TOTAL NET SALES	NET EARNINGS	SAME-STORE SALES GROWTH

Achieved a new record for total net sales at over $12 billion, a 3.4% increase over our previous high last year.	Achieved earnings consistent with prior year, largely reflecting ongoing investments in our customer strategy.	Achieved a 2.5% increase in same-store sales, with Nordstrom Direct achieving 30% growth.

During the course of the year, we made significant progress in these areas:

•	30% or more increase in Nordstrom Direct same-store sales for three consecutive years

•	1 million+ new customers acquired through our Direct business for two consecutive years

•	22 new Nordstrom Rack stores with total Rack sales increase of 12% and same-store sales gain of 2.7%

•	38% of total Company sales from e-commerce and the Rack, expected to reach 50% within five years

•	1 million+ new members added to our Nordstrom Rewards program resulting in 11% sales increase

•	27% increase in same-store sales for HauteLook, our online, off-price marketplace

•	27 new British brand Topshop boutiques opened in full-line stores for a total of 41

•	…continuing to serve each customer in an exceptional way

For more information please see Form 10-K or visit nordstrom.com/companyreview.

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Executive Compensation Highlights - Paying For Performance

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is very straightforward and includes four primary elements - base salary, performance-based bonus, long-term incentives and benefits. Within these elements, we emphasize variable pay over fixed pay, with 80% of target compensation linked to our financial or market results. The program also balances the importance of these executives achieving both critical short-term objectives and long-term strategic priorities that align with shareholder interests.

EMPHASIS ON VARIABLE OVER FIXED PAY AT TARGET	BALANCE OF SHORT- AND LONG-TERM PAY AT TARGET

Our Variable Pay Reflects Company Performance

Under our pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2013 were closely aligned with results for their variable pay components:

•	Performance-based bonuses paid out at approximately 64% of target Earnings Before Interest and Taxes (“EBIT”), reflecting softer sales trends partially offset by disciplined inventory and expense execution, and increased investments in technology and our stores. See page 38 to learn more about the performance-based bonus pay element and results for 2013.

•	Performance share units granted under the long-term incentive plan did not pay out. Although positive total shareholder return (“TSR”) of approximately 15% outpaced half of our retail peers, we did not meet the minimum threshold of greater than 50th percentile rank among the peer group over the 2011-2013 fiscal year performance cycle. See page 39 to learn more about the long-term incentive pay element and results for 2013.

Payouts for these variable compensation elements have been closely aligned with Company results for prior years, as well. The following graphs show performance-based payouts to President Blake Nordstrom relative to EBIT and TSR for fiscal year 2013 and the four prior years. This pattern of pay for performance is consistent for all the Named Executive Officers during these periods.

ANNUAL EBIT RESULTS	3-YEAR TSR RESULTS
AND PERFORMANCE-BASED BONUS PAYOUTS	AND PERFORMANCE SHARE UNIT PAYOUT

2013 EBIT reflects nonoperating related adjustments and is referred to as Incentive EBIT for bonus purposes. For 2013, Blake Nordstrom’s target bonus opportunity was increased to improve the competitive level of his pay. As a result, his 2013 Bonus Payout was similar to 2012 for different levels of performance. See page 38 to learn more about performance-based bonus.

‘11–‘13 3-Year TSR Results reflect a level of performance that is similar to the previous period. However, Blake Nordstrom did not receive a payout at the end of the ‘11–‘13 period as our minimum threshold requires TSR to exceed the 50th percentile rank among our retail peers, and our TSR Results were equal to the 50th percentile. See page 39 to learn more about long-term incentive pay.

Based on these and other outcomes, the Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance objective, is well-aligned with shareholder interests and compares favorably relative to our peers.

For more information on executive compensation, please see the Compensation Discussion and Analysis starting on page 33.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING

1.	Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder of Nordstrom, Inc. as of March 10, 2014, the record date, and were entitled to receive notice of the 2014 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:		Board Recommendation:	Page Reference (for more detail)
Proposal 1	To elect the 12 nominees to the Board of Directors (the “Board”) named in this Proxy Statement	FOR each Director Nominee	23
Proposal 2	To ratify the appointment of our Independent Registered Public Accounting Firm	FOR	29
Proposal 3	To conduct an advisory vote regarding the compensation of our Named Executive Officers	FOR	57
Other	Such other business as may properly come before the meeting and any adjournments or postponements thereof

3.	How can I view the webcast? Where is the Annual Meeting being held?

You can view the live webcast of the Annual Meeting at investor.nordstrom.com. Select Webcast and follow the instructions given. If you would like to attend the Annual Meeting in person, it is being held in the John W. Nordstrom Room, which is located in the Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1707.

4.	Why did I receive a Notice instead of a full set of proxy materials? How can I access the proxy materials online?

We are furnishing proxy materials to our shareholders primarily via the Internet as many of our shareholders prefer that method. By doing so, we increase the convenience of our proxy materials and reduce the environmental impact of our Annual Meeting, as well as save costs. On March 28, 2014, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who had not previously requested printed materials.

The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously chosen to receive our proxy materials electronically, you will receive access to these materials via email unless you elect otherwise.

5.	What is a proxy and what is the purpose of this Proxy Statement?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you vote online or complete the proxy card enclosed with the materials sent by mail to give us your proxy, you will have designated Blake W. Nordstrom, our President, and Robert B. Sari, an Executive Vice President and our General Counsel and Secretary, as your proxies to vote your shares as you have directed. This Proxy Statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of Nordstrom, including our Board Committee structure and executive compensation.

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6.	What is the difference between a shareholder of record and a street name shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.

•	Shareholders of record: If your shares are registered directly in your name with Nordstrom’s transfer agent, Computershare, you are considered the “shareholder of record” or a “registered shareholder,” and the Notice or proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Nordstrom or to vote in person at the Annual Meeting.

•	Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

7.	How do I cast my vote?

We encourage you to vote on the Internet or by telephone. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the Internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. The method by which you vote your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.

Shareholders of record: The Internet and telephone voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. Internet and telephone voting for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 6, 2014.

Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. You can then confirm that your instructions have been properly recorded.

Voting by Telephone. If you request printed materials, you may vote by telephone using the toll-free number listed on your proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting by Mail. If you request printed materials, you may vote by signing, dating and returning your proxy card.

Voting in Person. You may vote your shares at the Annual Meeting.

Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 4, 2014, then the Nordstrom, Inc. Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan & Profit Sharing shares that have been voted.

Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

8.	What does it mean if I receive more than one Notice or package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Computershare; shares held in the Nordstrom 401(k) Plan & Profit Sharing or purchased through the Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all Notices, voting instruction forms and proxy cards that you receive to ensure that all of your shares are voted.

9.	What is a quorum and what is the voting requirement to approve each of the proposals?

We will have a quorum and will be able to conduct the business of the Annual Meeting if at least 94,846,333 shares, a majority of the outstanding shares of Common Stock as of the record date, are present at the meeting, either in person or by proxy. Your shares will be counted toward the number needed for a quorum if you: (i) vote on the Internet or by telephone; (ii) submit a valid proxy card or voting instruction form; or (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

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To elect directors and adopt the other proposals, the following votes are required:

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Advisory Vote Regarding Executive Compensation	Majority of Votes Cast	No

Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker nonvotes (broker nonvotes and discretionary voting are explained in the answer to Question 12) and abstentions are not considered “votes cast” and have no effect on the proposals.

•	Election of Directors; Majority Vote Policy: In the election of Directors, the Company has adopted a majority voting standard as described in more detail on page 17 under Director Elections. Because this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee. If a director nominee does not receive the requisite votes, that director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or ninety (90) days after the date the election results are determined, whichever occurs first. You may vote “for,” “against” or “abstain” with respect to the election of each nominee.

•	Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015. You may vote “for,” “against” or “abstain” on this proposal.

•	Advisory Vote Regarding Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation program. You may vote “for,” “against” or “abstain” on this proposal.

10.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	voting again on the Internet or by telephone prior to the Annual Meeting;

•	signing another proxy card with a later date and mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

11.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

•	Shareholders of record: If you are a registered shareholder and do not vote by Internet or phone or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted for the ratification of Deloitte, but not on any of the other proposals.

•	Street name shareholders: If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under New York Stock Exchange (“NYSE”) rules to vote your shares for the ratification of Deloitte even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote regarding executive compensation or on any shareholder proposal without instructions from you, in which case a broker nonvote will occur. Since shares that constitute broker nonvotes will not be included in vote totals and have no effect on the outcome of the election of Directors or the advisory vote regarding executive compensation, it is important that you instruct your broker on how to vote your shares.

•	Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of shares held through the Company’s 401(k) Plan & Profit Sharing is not received by 11:59 p.m. Eastern Daylight Time on May 4, 2014, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee “FOR” all proposals. If any additional proposals are properly presented at the Annual Meeting and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with their discretion.

12.	Will abstentions or broker nonvotes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will have no effect on the other proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

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13.	Who will count the vote?

Broadridge Investor Communication Services was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

14.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available online under the “SEC Filings” tab at investor.nordstrom.com.

15.	Who will bear the cost of this proxy solicitation?

Nordstrom will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to street name shareholders.

16.	What if I have additional questions that are not addressed here?

You may call Nordstrom Investor Relations at 206-233-6564, e-mail Investor Relations at invrelations@nordstrom.com, or call the Corporate Secretary’s Office at 206-303-2542.

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CORPORATE GOVERNANCE

Our Corporate Governance Framework

Since its founding, our Company’s leaders and employees have always sought to maintain the highest ethical standards in every aspect of our business. Our corporate governance framework is designed to support this tradition of integrity, trust and unyielding commitment to do the right thing, which has served our customers and shareholders well over the years. We continue to strengthen existing governance practices and develop new policies that make us a better company. Our corporate governance framework, more fully discussed on the following pages, includes the following highlights:

Board Responsibilities, Leadership Structure and Role in Risk Oversight

The Board oversees, counsels and directs management in the long-term interests of the Company and our shareholders. The Board’s responsibilities include:

•	selecting and evaluating the performance of the President;

•	planning for succession with respect to the position of the President and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operational plans and other significant actions;

•	monitoring the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with laws and ethics.

At this time, the Board believes that different people should hold the positions of Chairman of the Board and President, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Enrique Hernandez, Jr. serves as Chairman of the Board and Blake Nordstrom serves as President. The President is responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the President and presides over the full Board. The duties of our Chairman of the Board are more fully described in the Chairman of the Board and Presiding Director section on page 16. The Board believes that this leadership structure also aids in the Board’s oversight of risk and strengthens risk management.

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The full Board has primary responsibility for oversight of risk management, and has assigned to the Board’s standing Committees the specific focus of the risks inherent in their respective areas of oversight. The full Board:

•	considers and reviews the Company’s risk appetite, which is the amount of risk the organization is willing and able to accept;

•	oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor, and communicate these risks) and monitors improvements in this process as the business environment changes;

•	provides risk oversight through the Board’s committee structure and processes; and

•	manages directly certain risks that only the Board is positioned to manage and, in particular, the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning meeting and periodically throughout the year.

The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the Company’s strategy. Under this framework, management is responsible for assessing and managing the Company’s exposure to risks. Management regularly reports on risks to the relevant Committee or the Board. The Board and its Committees discuss the various risks confronting the Company throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The risks are classified into four major categories: Strategic, Compliance, Operational and Financial, and mapped for the appropriate management and Board (and Committee) oversight.

Through the risk oversight process, the Board: (i) obtains an understanding of the risks inherent in the Company’s strategy and management’s execution of the strategy within the agreed risk appetite; (ii) accesses useful information from internal and external sources about the critical assumptions underlying the strategy; (iii) is alert for possible dysfunctional behavior within the organization which might lead to excessive risk taking; (iv) provides input to executive management regarding critical risk issues on a timely basis; and (v) encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture. The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.

Director Independence

A Director is considered independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the NYSE and Securities and Exchange Commission (“SEC”) rules. In making this determination, the Board considers existing relationships between the Company and Directors, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that the following Director nominees are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, and that none of these Director nominees have a material relationship with the Company other than as a Director.

Phyllis J. Campbell
Michelle M. Ebanks
Enrique Hernandez, Jr.
Robert G. Miller
Philip G. Satre
Brad D. Smith
B. Kevin Turner
Robert D. Walter
Alison A. Winter

Chairman of the Board and Presiding Director

The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Enrique Hernandez, Jr. serves as the Company’s Chairman of the Board.

The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

•	presides at meetings of the Board;

•	assists in establishing the agenda for each Board and Board Committee meeting;

•	serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

•	calls special meetings of the Board and/or the shareholders;

•	provides input and support to the Chair of the Corporate Governance and Nominating Committee on nominees to fill vacant Board seats and the selection of Committee Chairs and membership on Board Committees;

•	advises the President and other members of the Executive Team on such matters as strategic direction, corporate governance and overall risk assessment; and

•	performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

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Director Elections

The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined; or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceeds the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Management Succession Planning

The Board and management believe that one of their primary responsibilities is to ensure that the Company has the appropriate leadership capability to effectively deliver upon its business commitments. The Company’s management is actively engaged and involved in leadership development, having regular discussions of the leadership capabilities of the organization and the attraction, development and retention of critical talent to promote future success. In addition to the Company’s regular review of leadership capabilities, the Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including that of the President. The Board reviews high-potential employees, evaluates plans to develop their management and leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board Committee meetings, as applicable. Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.

Our entire Board, with the oversight of our Corporate Governance and Nominating Committee, is responsible for implementing succession procedures for the President. We believe that the Board, led by our Chairman, should collaborate with the President on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in the President’s position, including a detailed review of the succession plan annually by the Corporate Governance and Nominating Committee. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.

Communications with Directors

Shareholders and other interested parties may communicate with Directors by contacting the Corporate Secretary’s Office at:

Telephone: 206-303-2542

Internet: board@nordstrom.com

Mail: Nordstrom, Inc. 1700 Seventh Avenue Seattle, Washington 98101-4407 Attn. Corporate Secretary

The Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate.

If no specific Director is requested, the Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

The Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline at:

Telephone: 1-888-832-8358

Internet: ethicspoint.com

Your concerns will be investigated and communicated to the Audit Committee, as necessary.

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Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee and Technology Committee. Each Committee has a Board-approved Charter which is reviewed annually by the respective Committee. Recommended changes, if any, are submitted to the Corporate Governance and Nominating Committee and the Board for approval. The Board makes Committee and Committee Chair assignments annually at its meeting immediately following the Annual Meeting of Shareholders, although further changes to Committee assignments may be made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all Committee members are independent under the applicable NYSE rules. Committee Charters and current Committee membership are posted on our website at investor.nordstrom.com and may be viewed by selecting Corporate Governance. The Chairs and members of the Committees as of the date of this Proxy Statement are identified in the following table.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee	Technology Committee(a)
Phyllis J. Campbell
Michelle M. Ebanks
Enrique Hernandez, Jr.
Robert G. Miller
Philip G. Satre
Brad D. Smith
B. Kevin Turner
Robert D. Walter
Alison A. Winter

Chair

(a)	The Technology Committee was formed in February 2014.

Audit Committee

As more fully described in its Charter, the primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility by reviewing and appraising:

•	the integrity of the Company’s financial statements;

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•	the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;

•	reports resulting from the performance of audits by the independent auditor and the internal audit team;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the performance of the Company’s internal audit team.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President – Internal Audit, to review accounting, auditing and financial reporting processes, enterprise risk management, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the Executive Vice President and Chief Financial Officer and the Vice President – Internal Audit.

In addition to meeting the independence requirement for audit committee members, each current member of the Audit Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. The Board has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of the Audit Committee meet the current regulatory requirements for accounting or related financial management expertise and the Board has determined that each of them qualifies as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

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Compensation Committee

As more fully described in its Charter, the primary responsibilities of the Compensation Committee are to:

•	approve an overall compensation philosophy for the Company’s Executive Officers in light of the Company’s goals and objectives. The Executive Officers are referenced on pages 30 to 32 and include the Named Executive Officers shown in the Compensation Discussion and Analysis on page 33 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives;

•	select performance measures aligned with the Company’s business strategy;

•	review and approve executives’ cash and equity-based compensation plans;

•	review and approve any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Officers and other eligible employees; and

•	review the Company’s compensation practices so that they do not encourage imprudent risk taking.

The Committee has the sole authority to retain such consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The Committee has retained Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefit matters. Semler Brossy reports directly to, the Committee, provides services only as directed by the Committee or other Committees of the Board and has no other relationship with the Company. During 2013, all fees paid to Semler Brossy for services were related exclusively to executive or Director compensation. The Compensation Committee has assessed the independence of Semler Brossy pursuant to NYSE rules and determined that Semler Brossy is independent and its work for the Compensation Committee does not raise any conflict of interest.

A consultant from Semler Brossy attends Committee meetings in person or by phone and supports the Committee by providing independent expertise on market practices and trends in executive compensation representing general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding the composition of the Company’s peer group and management’s analysis of peer group practices for base salary, performance-based bonus, long-term incentives and other compensation elements, including advice on management’s proposed levels of executive compensation. Semler Brossy also advises the Committee on compensation program design including incentive structure, stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the Committee from time to time as necessary to carry out its responsibilities under its Charter.

Corporate Governance and Nominating Committee

As more fully described in its Charter, the primary responsibilities of the Corporate Governance and Nominating Committee are to:

•	review and recommend individuals to the Board for nomination as members of the Board and its Committees;

•	review possible conflicts of interest of Board members and the Company’s Executive Officers;

•	develop and review the Company’s Corporate Governance Guidelines;

•	review the corporate governance standards of the Company’s Codes of Business Conduct and Ethics;

•	review the policies and practices of the Company in the area of corporate governance;

•	review the Committee’s new director orientation program and continuing director education programs;

•	produce and provide to the Board an annual performance evaluation of the Board, the Directors and each Committee of the Board;

•	establish succession procedures in the case of an emergency or the retirement of the President;

•	recommend to the Board the form and amount of director compensation; and

•	review the overall performance of the President on an annual basis.

Finance Committee

As more fully described in its Charter, the primary responsibilities of the Finance Committee are to:

•	assist the Board in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	review and appraise the Company’s tax strategies and the implications of actual or proposed tax law changes;

•	review and appraise the Company’s dividend payment and share repurchase strategies, banking relationships and borrowing facilities and cash management; and

•	monitor the rating assigned by rating agencies to the Company’s long-term debt.

Additionally, in conjunction with the Technology Committee, the Committee shall make recommendations to the Board with respect to investments in technology.

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Technology Committee

The Technology Committee was formed in February 2014. As more fully described in its Charter, the primary responsibilities of the Technology Committee are to:

•	assist the Board in its oversight with respect to the Company’s technology strategy;

•	review and appraise the Company’s technology acquisition and development process to assure ongoing business growth;

•	review and appraise the Company’s data management and automation processes, and measurement and tracking systems; and

•	review and appraise the Company’s policies and safeguards for information technology and data security.

Additionally, in conjunction with the Finance Committee, the Committee shall make recommendations to the Board with respect to investments in technology.

Board Meetings and Attendance

The Board held five meetings during the past fiscal year, one of which was devoted principally to Company strategy. During the past fiscal year, the Audit Committee held eleven meetings, the Compensation Committee held four meetings, the Corporate Governance and Nominating Committee held four meetings and the Finance Committee held four meetings. The Technology Committee was established in February 2014 and will begin holding meetings in the current fiscal year. Each Director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which he or she served during the year and overall attendance at the meetings, on a combined basis, was 99%. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders

Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. All Directors attended the 2013 Annual Meeting of Shareholders, and all Director nominees have indicated their intent to attend the Annual Meeting. Shareholders are encouraged to direct any questions that they may have to the Directors or management at that time.

Director Compensation

The Company’s pay-for-performance philosophy for Director compensation reflects the Board’s belief that payment of a majority of the Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company should be competitive with other companies of similar characteristics.

Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board Committee. Nonemployee Director compensation consists of the following elements:

Annual Compensation Elements for 2013	Amount ($)(a)
Cash Retainer	60,000
Chairman of the Board Retainer	200,000
Audit Committee Chair Retainer	20,000
Compensation Committee Chair Retainer	17,500
Corporate Governance and Nominating Committee Chair Retainer	15,000
Finance Committee Chair Retainer	15,000
Audit Committee Liaison to Nordstrom fsb Board Retainer	20,000
Director Equity Grant of Common Stock Award having a value of	140,000
Chairman of the Board Equity Grant of Common Stock having a value of	250,000

(a)	Directors may elect to take some or all of their cash retainer fees in Common Stock.

In early 2014, the Corporate Governance and Nominating Committee conducted a comprehensive review of nonemployee director compensation with input from the outside compensation consultant, Semler Brossy. As a result of that review, compensation paid to nonemployee Directors of the Company for 2014 will be revised as follows: the Annual Cash Retainer will be increased by $25,000 and the Compensation Committee Chair Retainer will be increased by $2,500. Additionally, the Chair of the Technology Committee, which Committee was formed in February 2014, will receive an annual Chair Retainer of $15,000.

Under the Director Stock Ownership Guidelines, Directors are currently required to own Common Stock having a value of at least $420,000 by their fifth anniversary of joining the Board. For 2014, the dollar value will be increased to at least $425,000. As of March 10, 2014, each Director nominated for election at the Annual Meeting had either satisfied these ownership guidelines or had time remaining to do so.

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Director Summary Compensation Table

During the fiscal year ended February 1, 2014, nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)(a)(b)	Stock Awards ($)(b)(c)	All Other Compensation ($)(d)	Total ($)
Phyllis J. Campbell	80,000	139,995	17,970	237,965
Michelle M. Ebanks	60,000	139,995	11,245	211,240
Enrique Hernandez, Jr.	260,000	389,977	10,937	660,914
Robert G. Miller	75,000	139,995	10,259	225,254
Philip G. Satre	75,000	139,995	902	215,897
Brad D. Smith	60,000	139,987	-	199,987
B. Kevin Turner	60,000	139,995	37,019	237,014
Robert D. Walter	77,500	139,995	3,765	221,260
Alison A. Winter	90,000	139,995	10,688	240,683

(a)	Fees Earned or Paid in Cash

The amounts reported reflect the cash fees paid to each nonemployee Director, whether or not such fees were deferred or taken as Common Stock. In addition to the $60,000 annual retainer, Ms. Campbell received $20,000 for service as the Audit Committee Chair, Mr. Hernandez received $200,000 for service as Chairman of the Board; Mr. Miller and Mr. Satre each received $15,000 for service as the Finance Committee Chair and Corporate Governance and Nominating Committee Chair, respectively, Mr. Walter received $17,500 for service as the Compensation Committee Chair, and Ms. Winter received $20,000 for service as Audit Committee Liaison and $10,000 for service as Audit Committee Chair following her mid-year appointment in November 2013. Mr. Turner elected to take his cash fees in Common Stock.

(b)	Deferred Compensation Program

Nonemployee Directors may elect to defer all or a part of their cash retainers and stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections about the form and timing of distribution of their deferred cash fees or stock awards.

In 2014, cash deferrals may be directed among 20 deemed investment alternatives and gains and losses for cash deferrals are posted to the Director’s account daily based on their investment elections. In addition, plan participants are offered a fixed rate option of 5%, which is not subsidized by the Company, but rather is a rate based on guaranteed contractual returns from a third-party insurance company provider. Deferred stock awards are credited to the Director’s account as units. Each unit in the Directors Plan is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.

During the fiscal year ended February 1, 2014, Mr. Walter deferred 100% of his stock award into the Directors Plan.

(c)	Stock Award

The amounts reported reflect the grant date fair value associated with each Director’s stock awards. Fractional shares are not awarded or paid in cash. In recognition of the significant time and attention in performing the duties required of the position, our Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting, an additional stock award having a value of $250,000.

(d)	All Other Compensation

All Directors, their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for eligible nonmanagement employees and eligible retirees, and up to a 33% discount for eligible management and high-performing nonmanagement employees, eligible retirees, Directors and eligible retired Directors. These discounts vary somewhat by source and type of merchandise or service. During the fiscal year ended February 1, 2014, All Other Compensation consisted only of merchandise discounts.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended February 1, 2014, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no Executive Officer of the Company served on the board of directors or compensation committee of any entity that has one or more directors, or compensation committee of any entity that has one or more Executive Officers, serving as a member of the Company’s Board or Compensation Committee.

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Codes of Business Conduct and Ethics and Other Policies

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions.

We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Any grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at investor.nordstrom.com under Corporate Governance.

We have a policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate family members) from engaging in hedging or short sale transactions with respect to the Company’s Common Stock. We also have a policy with respect to pledging of Common Stock, which subjects Directors and Executive Officers to a preclearance requirement and restrictions, including that pledged shares may not be counted toward the Company’s stock ownership guidelines. As a group, our Executive Officers, in the aggregate, have less than 0.5% of the Company’s outstanding shares pledged to third parties and are compliant with our policy.

Corporate Social Responsibility

Our goal is to operate our business with the utmost integrity and serve our customers, employees and shareholders in a way that is deserving of their support and trust. Social responsibility is something we take pride in ensuring every day. We actively pursue solutions to reduce our environmental impact, contribute to the communities we serve, and respect the rights of workers who create our products. We believe that both transparency and collaboration are key to progress in all of these areas. As such, we will continue to work with and learn from interested parties. More information can be found on this and other subjects at nordstrom.com under Nordstrom Cares.

Website Access to Corporate Governance Documents

The Charters for each of the standing Committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our website at investor.nordstrom.com, under Corporate Governance.

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PROPOSAL 1	ELECTION OF DIRECTORS

The Board recommends a vote FOR each nominee.

Twelve nominees, recommended by the Company’s Board of Directors, will be elected at the Annual Meeting, each to hold office until the 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. All of the nominees, who are listed in this Proposal 1, are currently Directors of the Company.

Director Qualifications and Experience

The Board, acting through the Corporate Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, backgrounds and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Committee reviews the size of the Board, the tenure of our Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in business and areas relevant to our strategies. With respect to the nomination of continuing Directors for re-election, the individual’s prior contributions to the Board are also considered.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers of large corporations. As a group, they also bring extensive board experience. The process undertaken by the Committee in recommending qualified director candidates is described in the Director Nominating Process below.

Director Nominating Process

The Committee is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.

In nominating director candidates, the Committee considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. In addition to these factors, the Committee may also consider a director candidate’s diversity of background during the evaluation and selection process of director candidates. In this context, diversity is broadly construed to mean varied skills, backgrounds and experiences, which include gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee, however, does not have a formal policy regarding how diversity of background should be applied in identifying or evaluating director candidates, and, depending on the current needs of the Board, the Committee may weigh certain factors more or less heavily. The goal of the Committee is to assist the Board in attracting competent individuals with the requisite management, financial and other expertise who will act as directors in the best interests of the Company and its shareholders.

The Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Shareholders who wish to submit nominees for election as directors should follow the procedures described on page 64.

No director candidates were recommended by our shareholders for election at the Annual Meeting.

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Our Director Nominees

Information related to the Director nominees as of March 27, 2014 is set forth below, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company.

  Phyllis J. Campbell

Director since 2004

Age 62

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including in the financial sector and its retail applications

•	Core business, management and leadership skills

•	Expertise in accounting, risk management and marketing

•	Public company director and committee experience

Chairman of the Pacific Northwest Region of JPMorgan Chase since 2009. President and Chief Executive Officer of The Seattle Foundation, a community-based philanthropic organization, from 2003 to 2009. President and Chief Executive Officer of US Bank of Washington, a division of US Bancorp, from 1993 to 2001. Ms. Campbell held various other management positions of increasing responsibility with US Bank of Washington from 1989 to 1993. Ms. Campbell has been a director of Alaska Air Group, Inc. since 2002 and Lead Independent Director since 2010. She served as a director of Puget Energy, Inc. from 1999 to 2009 and as a director of its subsidiary, Puget Sound Energy, Inc. from 1993 to 2009.

Ms. Campbell brings to the Board her extensive experience in the financial sector and her senior leadership skills developed in her executive role with a national bank and prior role as chief executive officer of a large philanthropic organization, as well as her public company board experience.

  Michelle M. Ebanks

Director since 2011

Age 52

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience at a global media and communications company

•	Core business, management and leadership skills

•	Expertise in media, publishing and communications

•	Authority on marketing to multicultural audiences

President of Essence Communications, a media and communications company and subsidiary of Time Inc., since 2005, and Group Publisher since 2001. Prior to that, Ms. Ebanks served as Senior Vice President and Chief Operating Officer of Time and Essence Magazines Partnership from 1999 to 2001. Ms. Ebanks was General Manager of Time, Inc.’s Money Magazine from 1998 to 1999 and Financial Director from 1996 to 1998. From 1985 to 1996, Ms. Ebanks held a number of management and financial positions of increasing responsibility with Condé Nast Publications, including Corporate Business Manager from 1993 to 1996.

Ms. Ebanks brings to the Board her key executive management, finance and operations experience in the media and communications arena, and a unique perspective on marketing to multicultural audiences.

  Enrique Hernandez, Jr.

Director since 1997

Age 58

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including experience as chief executive officer of a regulated global corporation

•	Core business, management and leadership skills, and legal expertise

•	Expertise in communication and consumer marketing

•	Public company director and committee experience, including experience as chairman of the board

President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986 and Executive Vice President and Assistant General Counsel from 1984 to 1986. Prior to joining Inter-Con Security Systems, Mr. Hernandez, who is a licensed attorney, practiced law with the firm of Brobeck, Phleger & Harrison in Los Angeles. Mr. Hernandez has been a director of McDonald’s Corporation since 1996, Wells Fargo & Company since 2003 and Chevron Corporation since 2008. Mr. Hernandez served as a director of the Tribune Company from 2001 to 2007.

Mr. Hernandez brings to the Board executive, operational, executive compensation and legal experience with a regulated business with a large number of employees in the United States and abroad, as well as key marketing skills, experience in corporate governance matters and working with diverse boards of directors, management oversight, risk assessment and expertise in responding to complex financial, operational and strategic challenges.

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  Robert G. Miller

Director since 2005

Age 69

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including experience as a chief executive officer of a national retail business

•	Core business, management and leadership skills

•	Financial, investment and strategic expertise

•	Public company director and committee experience, including experience as chairman of the board

Chief Executive Officer of Albertsons LLC, a retail grocery chain, since 2006. Prior to joining Albertsons, Mr. Miller was Chief Executive Officer of Rite Aid Corporation, a retail pharmacy chain, from 1999 to 2003, and Chairman of the Board from 1999 to 2007. Mr. Miller was Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, during 1999, Vice Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc., a grocery supermarket company, from 1998 to 1999 and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. from 1991 to 1998. He served as a director of SuperValu, Inc. from March 2013 to December 2013, Rite Aid Corporation from 1999 to 2011, and Harrah’s Entertainment, Inc. from 1999 to 2008.

Mr. Miller’s experiences at Fred Meyer, Rite Aid and Albertsons, which operate multi-store retail businesses in a highly competitive marketplace, provide him with financial, accounting, strategic and operational skills and experience acquiring and divesting assets. Mr. Miller’s extensive experience in the consumer products and retail industries enables him to provide insights that are invaluable to the Board. Further, Mr. Miller’s broad board experience at SuperValu, Rite Aid, Kroger, Fred Meyer and Harrah’s has provided him key skills in working with directors, understanding board processes and functions, responding to complex financial, operational and strategic challenges and overseeing management.

  Blake W. Nordstrom

Director since 2005(a)

Age 53

Specific qualifications, experience, skills and expertise:

•	Unique perspective and retail insights into the business, including competitive and financial positioning, senior leadership and strategic opportunities and challenges

•	Operating, business and senior management experience at a national retail corporation

•	Financial expertise

•	Core business, management and leadership skills

President of Nordstrom, Inc. since August 2000. Mr. Nordstrom previously served as Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom has held various other management and sales positions of increasing responsibility since joining the Company in 1975. He served as a director of the Federal Reserve Bank of San Francisco, Seattle Branch, from 2004 to 2006 and as a director of the Federal Reserve Bank of San Francisco from 2007 to 2012. Mr. Nordstrom served as a director of Whole Foods, Inc. from 2011 to 2012.

Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 30 years, including diverse executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

(a)	Blake, Erik and Peter Nordstrom are brothers, great grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

   Erik B. Nordstrom

Director since 2006(a)

Age 50

Specific qualifications, experience, skills and expertise:

•	Unique retail insights into the business of the Company, including competitive positioning and strategic opportunities and challenges

•	Operating and senior management experience at a national retail corporation

•	Core business, management and leadership skills

•	Store management and retail expertise

Executive Vice President and President – Stores of Nordstrom, Inc. since February 2006. From August 2000 to February 2006, Mr. Nordstrom served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1979.

Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 30 years, including executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

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   Peter E. Nordstrom

Director since 2006(a)

Age 52

Specific qualifications, experience, skills and expertise:

•	Unique retail insights into the business of the Company, including competitive merchandising and strategic opportunities and challenges

•	Operating and senior management experience at a national retail corporation

•	Core business, management and leadership skills

•	Merchandising and retail expertise

Executive Vice President and President – Merchandising of Nordstrom, Inc. since February 2006. From September 2000 to February 2006, Mr. Nordstrom served as Executive Vice President and President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1978.

Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 30 years, including executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

   Philip G. Satre

Director since 2006

Age 64

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including experience as chief executive officer of a highly regulated corporation

•	Core business, management and leadership skills, and legal expertise

•	Expertise in customer loyalty and service programs, and complex financial, operational and strategic matters

•	Public company director and committee experience, including experience as chairman of the board

Private investor since 2005. Mr. Satre was Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1994 to 2003 and a director of Harrah’s from 1988 to 2005, serving as Chairman of the Board from 1997 to 2005. Mr. Satre held various other positions of increasing responsibility with Harrah’s beginning in 1980, when he joined the company as Vice President, General Counsel and Secretary, until his retirement in 2005. Prior to joining Harrah’s, Mr. Satre practiced law in Reno, Nevada. He has been a director of International Game Technology since January 2009 and its Chairman since December 2009. Mr. Satre served as a director of NV Energy from 2005 through 2013, Rite Aid Corporation from 2005 to 2011 and Tabcorp Holdings, Ltd. (Australia) from 2000 to 2007.

Mr. Satre’s roles at Harrah’s Entertainment provide him legal experience, senior leadership skills as chief executive officer and experience overseeing customer loyalty and service programs. Further, Mr. Satre’s substantial board experience at Rite Aid, International Game Technology, NV Energy, Tabcorp and his role as Chairman of Harrah’s Entertainment, which under his leadership became one of the world’s largest casino gaming companies, provide him with extensive experience responding to complex financial, operational and strategic challenges, experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

   Brad D. Smith

Director since 2013

Age 49

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including experience as a chief executive officer

•	Core business, management and leadership skills

•	Expertise in online worldwide sales and global operations

•	Merchandising, branding and information technology expertise

President and Chief Executive Officer of Intuit, Inc., a global provider of business and financial management solutions since 2008. Mr. Smith has served on Intuit’s board of directors since 2008. Mr. Smith joined Intuit in 2003 and served as Senior Vice President and General Manager, Small Business division from 2006 to 2007, Senior Vice President and General Manager, QuickBooks from 2005 to 2006, Senior Vice President and General Manager, Consumer Tax Group from 2004 to 2005 and as Vice President and General Manager of Intuit’s Accountant Central and Developer Network from 2003 to 2004. Before joining Intuit, Mr. Smith was Senior Vice President of Marketing and Business Development of ADP, where he held several executive positions from 1996 to 2003. Mr. Smith served on the board of directors of Yahoo! Inc. from 2010 until 2013.

Mr. Smith brings to the Board digital expertise, brand marketing, innovation and entrepreneurial experience from his position at Intuit. He provides unique insights related to technology innovation and marketing of products and services to broad audiences throughout the world. Mr. Smith’s service on the boards of Yahoo! and Intuit provide him with experience in corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

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   B. Kevin Turner

Director since 2010

Age 48

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including experience as a chief executive officer of a global corporation

•	Core business, management and leadership skills

•	Expertise in online worldwide sales and global operations

•	Merchandising, branding and information technology expertise

Chief Operating Officer of Microsoft Corporation, a worldwide software, services and solutions provider, since 2005. In his capacity as Chief Operating Officer, Mr. Turner’s areas of responsibility include global/worldwide sales, marketing, services, operations, customer service and support, worldwide licensing and pricing, corporate public relations, corporate information technology, worldwide partner channel management and the retail stores division. Mr. Turner served as Chief Executive Officer and President of Sam’s Club, a Wal-Mart subsidiary corporation from 2002 to 2005. Between 1985 and 2002, Mr. Turner held a number of positions of increasing responsibility with Wal-Mart Stores, Inc., including Executive Vice President and Global Chief Information Officer from 2001 to 2002.

Mr. Turner’s experience at Microsoft and Wal-Mart have provided him with strategic and operational leadership skills and expertise in online worldwide sales, global operations, supply chain, merchandising, branding, marketing, information technology and public relations.

  Robert D. Walter

Director since 2008

Age 68

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including experience as chief executive officer of a global corporation

•	Core business, management and leadership skills

•	Executive compensation, financial, and strategic expertise

•	Public company director and committee experience, including experience as chairman of the board

Private investor since 2008. Mr. Walter was founder and former Chairman and CEO of Cardinal Health, Inc. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director from November 2007 to June 2008; Executive Chairman of the Board from April 2006 to November 2007; and Chairman and Chief Executive Officer from 1971 to April 2006. Mr. Walter has been a director of American Express Company since 2002 and YUM! Brands, Inc. since 2008. He served as a director of Cardinal Health (and its predecessors) from 1971 to November 2008.

Mr. Walter’s roles at Cardinal Health, which under his leadership grew from a small regional business to become one of the largest distributors of pharmaceuticals, health and beauty products and hospital supplies in the United States, provide him executive, operational, accounting and executive compensation experience, leadership and strategic skills and significant experience acquiring and developing businesses and building management teams. Further, Mr. Walter’s proven financial and business acumen and significant board experience at American Express and YUM! Brands give him background and experience working with directors, overseeing management and assessing risk.

  Alison A. Winter

Director since 2001

Age 67

Specific qualifications, experience, skills and expertise:

•	Operating and senior management experience, including experience as chief executive officer of a private banking service firm

•	Core business, management and leadership skills

•	Expertise in the financial sector and its retail applications

•	Financial expertise and unique understanding in the area of technology and the consumer

Chief Executive Officer of Braintree Holdings, LLC, a private investments and consulting services firm, which she founded in 2003. Ms. Winter served as a senior advisor and consultant to Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations, from 2007 to 2010. Ms. Winter, who is a Chartered Financial Analyst, was Northern Trust Corporation’s Founding President and Chief Executive Officer for Personal Financial Services – Northeast from 2003 to 2006, Co-President, Personal Financial Services from 2002 to 2003 and a member of the Management Committee from 2002 to 2006. She held various other positions of increasing responsibility with Northern Trust Corporation beginning in 1971 when she joined the company.

Ms. Winter’s roles at Northern Trust, which is a consumer- and business-facing financial service company, have provided her significant executive and operational experience, leadership skills, an understanding of the consumer and financial experience.

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AUDIT COMMITTEE REPORT

The following Report of the Company’s Audit Committee of the Board (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee operates under a written Charter adopted by the Board. The Charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s Charter is available on our website at investor.nordstrom.com, under Corporate Governance.

The Board determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the Audit Committee reviews and discusses Company policies and processes with respect to risk assessment and risk management, including discussions of individual risk areas. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte, the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted nonaudit services to be performed by the Company’s independent auditors.

The Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended February 1, 2014 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following actions by the Committee:

•	review and discussion of the Company’s audited consolidated financial statements with management;

•	review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	discussions with management regarding the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•	discussions with management, the internal auditors, and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	discussions with legal counsel and management regarding contingent liabilities;

•	receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

•	discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell

Michelle M. Ebanks

Robert G. Miller

Brad D. Smith

Alison A. Winter, Chair

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends a vote FOR this proposal.

The Audit Committee, consistent with NYSE and SEC rules, has appointed Deloitte to be the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over forty years, including the fiscal year ended February 1, 2014.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment of the independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees

The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended February 1, 2014 and February 2, 2013:

	Fiscal Year Ended		Fiscal Year Ended
	February 1, 2014		February 2, 2013
Type of Fee	($)	(%)	($)	(%)
Audit Fees(a)	2,265,000	88	2,047,000	84
Audit-Related Fees(b)	261,000	10	310,784	13
Tax Fees(c)	45,000	2	75,000	3
TOTAL	2,571,000	100	2,432,784	100

(a)	Audit Fees

Audit Fees primarily include services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly-owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; (iii) auditing the Company’s 401(k) Plan and Profit Sharing; and (iv) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.

(b)	Audit-Related Fees

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting. Also included are accounting research tool subscription fees of $2,847 in the fiscal year ended February 1, 2014 and $2,409 in the fiscal year ended February 2, 2013.

(c)	Tax Fees

Tax Fees include various tax planning projects and miscellaneous compliance matters.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended February 1, 2014 and February 2, 2013 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair is responsible for updating the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

The Audit Committee approves fees up to a specified amount associated with each proposed service. Providing for fees up to a specified amount for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis: .

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

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EXECUTIVE OFFICERS

The Executive Officers of the Company are appointed annually by the Board following each year’s Annual Meeting of Shareholders and serve at the discretion of the Board.

Executive Team

In addition to Blake Nordstrom, Erik Nordstrom and Peter Nordstrom, whose biographical information is provided under Election of Directors on pages 25 and 26, the following are the other members of the Executive Team of the Company.

  Brian K. Dennehy

Employee since 2013

Age 48

Brian K. Dennehy was named Chief Marketing Officer upon joining the Company in January 2013, and was named Executive Vice President in February 2013. Prior to joining the Company, Mr. Dennehy served as Chief Marketing Officer of Silicon Valley Bank Financial Group from March 2011 until December 2012. From 2001 to 2011, Mr. Dennehy was employed at Intuit, Inc., serving as Vice President of Business Intelligence, Data and Analytics from 2009 to 2011, Vice President of Marketing, Small Business Division from 2005 to 2009, as well as other positions in management from 2001 to 2005.

  Michael G. Koppel

Employee since 1999

Age 57

Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a specialty retailer from 1997 through 1998. Prior to that, Mr. Koppel spent 13 years with the May Department Stores Company in a variety of financial and operating roles.

  Daniel F. Little

Employee since 2002

Age 52

Daniel F. Little was named Executive Vice President and Chief Information Officer in February 2014. From 2003 to 2014, he served as Executive Vice President and Chief Administrative Officer and from July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Prior to joining the Company in July 2002, Mr. Little held various positions with Colgate-Palmolive from April 1993 through June 2002, most recently as Manufacturing General Manager for Personal Care Products in Europe.

  James F. Nordstrom, Jr.

Employee since 1986
Age 41

James F. Nordstrom, Jr. was named Executive Vice President and President – Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager – Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder.

  Delena M. Sunday

Employee since 1980
Age 53

Delena M. Sunday was named Executive Vice President – Human Resources in November 2002. She previously served as Executive Vice President – Diversity Affairs from 2000 to November 2002, and as Vice President – Diversity Affairs from 1998 to 2000. Prior to 1998, Ms. Sunday served in various management roles of increasing responsibility within the Company, including in diversity affairs and store management.

   Geevy S.K. Thomas

Employee since 1983
Age 49

Geevy S. K. Thomas was named Executive Vice President and President – Nordstrom Rack, in February 2010. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager – Full-Line Stores from February 2001 to November 2001, and as Executive Vice President – Full-Line Stores and Director of Merchandising Strategy from February 2000 to February 2001. Prior to February 2000, Mr. Thomas held various merchandise strategy, store and regional management positions with the Company.

  Kenneth J. Worzel

Employee since 2010
Age 49

Kenneth J. Worzel was named Executive Vice President – Strategy and Development upon joining the Company in March 2010. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, Mr. Worzel provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, Mr. Worzel was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, Mr. Worzel provided consulting services to the Company from 1997 to 2008.

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Other Executive Officers

  Teri Bariquit

Employee since 1986
Age 48

Teri Bariquit was named Executive Vice President – Nordstrom Merchandising Group in August 2012. She served as Vice President for Nordstrom Merchandising from 2011 to 2012, Vice President of Full-Line Stores, Merchandising Support from 2004 to 2011, and Business Integration Director from 2003 to 2004. Ms. Bariquit served in a number of other roles of increasing responsibility with the Company from 1986 to 2003.

  Robert E. Campbell

Employee since 1997
Age 58

Robert E. Campbell was appointed Treasurer and Vice President – Investor Relations in March 2009. From March 2003 to February 2009 he served as Vice President – Finance Full-Line Stores, and from May 1999 to February 2003 he served as Treasurer and Vice President – Strategy and Planning and also was responsible for the Company’s investor relations.

  James A. Howell

Employee since 2007
Age 48

James A. Howell was named Vice President – Finance, upon joining the Company in August 2007. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry, after spending 12 years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

  Gemma Lionello

Employee since 1988
Age 48

Gemma Lionello was named General Merchandise Manager – Cosmetics in April 2013 and Executive Vice President in May 2013. Ms. Lionello previously served as Full-Line Store Regional Manager in the South Region from 2011 to 2013 and Capital Region from 2007 to 2011, Northeast Assistant Regional Manager and Natick Store Manager in 2007, and Nordstrom Rack Regional Manager for Midwest, East Coast and South Regions from 1999 to 2006.

   Steven C. Mattics

Employee since 2012
Age 45

Steven C. Mattics was named Executive Vice President and President of Nordstrom Credit, Inc. upon joining the Company in June 2012. From 2001 to 2012, Mr. Mattics was employed at HSBC Finance Corporation, serving as Executive Vice President and Head of U.S. Retail Services for HSBC from 2010 to 2012, Senior Vice President of Relationship Management from 2009 to 2010, Senior Vice President of Retail Strategic Planning from 2007 to 2009, as well as other positions in Marketing and Risk Management from 2001 to 2007.

  Scott A. Meden

Employee since 1985
Age 51

Scott A. Meden was named Executive Vice President and General Merchandise Manager – Shoe Division in February 2010. He previously served as Executive Vice President and President – Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager – Shoes from 1999 to 2001.

   Robert J. Middlemas

Employee since 1979
Age 57

Robert J. Middlemas was named Executive Vice President – Regional Manager – Southern California in February 2011. He previously served as Executive Vice President and Regional Manager – Midwest from 2002 to 2010, Executive Vice President and General Manager – Central States from 1998 to 2002, Vice President and General Manager – Midwest from 1994 to 1998 and General Manager – Midwest from 1990 to 1994.

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   Margaret Myers

Employee since 1984
Age 67

Margaret Myers was named Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000.

   Robert B. Sari

Employee since 2009
Age 58

Robert B. Sari was named Executive Vice President, General Counsel and Secretary upon joining the Company in April 2009. Prior to joining the Company, he served as Executive Vice President, General Counsel and Secretary of Rite Aid Corporation since October 2005. Mr. Sari also served as Rite Aid’s Senior Vice President, General Counsel and Secretary from 2002 to 2005 and as Senior Vice President, Deputy General Counsel and Secretary from 2000 to 2002. Mr. Sari served in other roles for Rite Aid beginning in 1997.

  Michael Sato

Employee since 1984
Age 47

Michael Sato was named Executive Vice President – Supply Chain in February 2014. Mr. Sato served as Vice President – Human Resources and Fulfillment for Nordstrom Direct from 2011 to 2014, Vice President – Human Resources for Full-Line Stores from 2008 to 2011, and Vice President – Full-Line Store Operations from 2001 to 2008.

  Tricia D. Smith

Employee since 1988
Age 42

Tricia D. Smith was named Vice President and General Merchandise Manager – Women’s Apparel in June 2012 and was appointed Executive Vice President in August 2012. She previously served as Vice President and Corporate Merchandise Manager – BP/Kidswear from 2011 to 2012, National Merchandise Manager – Women’s Coats/Dresses from 2008 to 2011, Divisional Merchandise Manager – BP (Juniors) from 2006 to 2008, and Planning Director – BP Women’s Apparel from 2002 to 2006.

  Paige L. Thomas

Employee since 2012
Age 42

Paige L. Thomas was named General Merchandise Manager – Nordstrom Rack, upon joining the Company in July 2012, and was appointed Executive Vice President in August 2012. Prior to joining the Company, Ms. Thomas was employed by Kohl’s Department Store, serving as Executive Vice President and General Merchandise Manager for Juniors, Jewelry, Accessories and Cosmetics from September 2007 to February 2012. She was Senior Vice President and Divisional Merchandise Manager for Juniors and Jewelry from March 2005 to September 2007, and held various other merchandising and planning manager roles from 2003 to 2005.

  Mark J. Tritton

Employee since 2009
Age 50

Mark J. Tritton was named Executive Vice President and President – Nordstrom Product Group upon joining the Company in June 2009. Prior to joining the Company, he served as Group Vice President, Global Casual/Gear Footwear and Apparel, for Timberland beginning in 2006. Mr. Tritton also served as Timberland’s Vice President, Global Apparel from 2004 to 2006. Prior to joining Timberland, Mr. Tritton was Nike’s General Manager, Europe, Middle East & Africa Apparel, from 2002 to 2004, Global Merchandise Director Apparel from 2001 to 2002 and Retail Director, Pacific Region from 1999 to 2001.

  David M. Witman

Employee since 1987
Age 55

David M. Witman was named Executive Vice President and General Merchandise Manager – Men’s Apparel, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001.

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section describes our executive compensation program and the compensation decisions made for our fiscal year 2013 Named Executive Officers:

Blake W. Nordstrom	President
Peter E. Nordstrom	Executive Vice President and President – Merchandising
Erik B. Nordstrom	Executive Vice President and President – Stores
Michael G. Koppel	Executive Vice President and Chief Financial Officer
Daniel F. Little	Executive Vice President and Chief Information Officer

2013 Snapshot: We Elevated the Customer Experience While Investing in Growth

This year, we continued to see an evolution in retail through the accelerated pace of technology, the continuing importance of stores and the customer’s increasing desire for speed and convenience. We achieved success within this challenging business environment by staying squarely focused on customer-driven strategies and the platform for long-term profitable growth. Our performance benefitted from strong financial discipline, increased investment in technology and stores, and enhancements to our seamless customer experience across all channels. We are encouraged by the progress we have achieved to date and the opportunities that lie ahead.

Shareholders Support our Compensation Program

Our shareholders approved our Board’s recommendation to hold Say-on-Pay advisory votes on an annual basis so that we may communicate frequently and openly about the compensation of our Named Executive Officers. Each year, shareholders demonstrate strong support for our fundamental objective of pay for performance as we continue to apply these guiding principles:

•	Motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests, while avoiding encouragement of excessive risk taking;

•	Attract and keep the best talent through programs that reflect our values and consider, but are not dictated by, market practice;

•	Manage the cost of our programs while maintaining their purpose and benefit;

•	Keep things simple to promote understanding for our employees and transparency for our shareholders; and

•	Be attuned to regulatory compliance, trends and new ideas to support our programs and diverse workforce.

2013 Highlights Reflect Dynamics of Our Business Model

TOTAL NET SALES	NET EARNINGS	SAME-STORE SALES GROWTH

Achieved a new record for total net sales at over $12 billion, a 3.4% increase over our previous high last year.	Achieved earnings consistent with prior year, largely reflecting ongoing investments in our customer strategy.	Achieved a 2.5% increase in same-store sales, with Nordstrom Direct achieving its third year of at least 30% growth.

	FY 2012	FY 2013
Strong Return on Invested Capital (ROIC)	13.9%	13.8%
Growth in Earnings Before Interest and Income Taxes (EBIT)	$1,345M	$1,376M

ROIC is not a measure of financial performance under Generally Accepted Accounting Principles (“GAAP”). See Appendix A for a reconciliation of GAAP and non-GAAP financial measures. FY 2013 reflects Incentive ROIC and Incentive EBIT used for bonus purposes as noted on page 38.

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We Emphasize Variable Pay and Balance Short- and Long-Term Incentives

In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is very straightforward and includes four primary elements - base salary, performance-based bonus, long-term incentives and benefits. Within these elements, we emphasize variable pay over fixed pay, with 80% of target compensation linked to our financial or market results. The program also balances the importance of these executives achieving both critical short-term objectives and long-term strategic priorities.

EMPHASIS ON VARIABLE OVER FIXED PAY AT TARGET	BALANCE OF SHORT- AND LONG-TERM PAY AT TARGET

All Named Executive Officers Combined	All Named Executive Officers Combined

Our Variable Pay Reflects Company Performance

Under our pay-for-performance design, payouts to the Named Executive Officers in fiscal year 2013 were closely aligned with results for their variable pay components:

•	Performance-based bonuses paid out at approximately 64% of target EBIT, reflecting softer sales trends partially offset by disciplined inventory and expense execution, and increased investments in technology and our stores. See page 38 to learn more about the performance-based bonus pay element and results for 2013.

•	Performance share units granted under the long-term incentive plan did not pay out. Although positive total shareholder return (“TSR”) of approximately 15% outpaced half of our retail peers, we did not meet the minimum threshold of greater than 50th percentile rank among the peer group over the 2011-2013 fiscal year performance cycle. See page 39 to learn more about the long-term incentive pay element and results for 2013.

Payouts for these variable compensation elements have been closely aligned with Company results for prior years, as well. The following graphs show performance-based payouts to President Blake Nordstrom relative to EBIT and TSR for fiscal year 2013 and the four prior years. This pattern of pay for performance is consistent for all the Named Executive Officers during these periods.

ANNUAL EBIT RESULTS AND PERFORMANCE- BASED BONUS PAYOUT	3-YEAR TSR RESULTS AND PERFORMANCE SHARE UNIT PAYOUTS

2013 EBIT reflects nonoperating related adjustments and is referred to as Incentive EBIT for bonus purposes. For 2013, Blake Nordstrom’s target bonus opportunity was increased to improve the competitive level of his pay. As a result, his 2013 Bonus Payout was similar to 2012 for different levels of performance. See page 38 to learn more about performance-based bonus.	‘11–‘13 3-Year TSR Results reflect a level of performace that is similar to the previous period. However, Blake Nordstrom did not receive a payout at the end of the ‘11–‘13 period as our minimum threshold requires TSR to exceed the 50th percentile rank among our retail peers, and our TSR Results were equal to the 50th percentile. See page 39 to learn more about long-term incentive pay.

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The Compensation Committee reviews these results and other analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Based on these and other outcomes, the Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance objective, is well-aligned with shareholder interests and compares favorably relative to our peers.

Effective Corporate Governance Reinforces Our Compensation Program

Our executive compensation philosophy is reflected in governance practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. Below is a summary of what we do and don’t do in that regard.

WHAT WE DO
Pay for performance - Our compensation program for Named Executive Officers emphasizes variable pay over fixed pay, with 80% of their collective target compensation linked to our financial or market results.
Receive strong shareholder support - Each year since 2011, we have received over 97% of the votes cast in favor of our Say-on- Pay proposal.
Retain meaningful stock ownership guidelines - Our expectations for ownership align executives’ interests with those of our shareholders, and all of the Named Executive Officers have exceeded their targets.
Mitigate undue risk - We have caps on potential bonus payments, a clawback policy on performance-based compensation, and active and engaged oversight and risk management systems, including those related to compensation-related risk.
Engage an independent compensation consulting firm - The Compensation Committee’s consultant does not provide any other services to the Company.
Apply conservative post employment and change in control provisions - Our provisions apply to executive officers in the same manner as those for our broader employee population.
Limit accelerated vesting - Our equity plan provides for accelerated vesting of equity awards after a change in control only if an executive is involuntarily terminated, a provision referred to as a “double trigger.”
Restrict pledging activity - All Executive Officers are subject to pre-clearance requirements and restrictions.
WHAT WE DON’T DO
Provide employment agreements

Offer separation benefits to Named Executive Officers who are Nordstrom family members

Offer special perquisites to our Named Executive Officers

Maintain separate change in control agreements

Gross up excise taxes upon change in control

Gross up taxes on perquisites or benefits, except selected relocation expenses

Reprice underwater stock options

Allow grants below 100% fair market value

Pay dividends on unearned performance share units

Permit hedging or short-sales transactions

Count pledged shares towards stock ownership targets

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Context for Understanding Our Compensation Program and Decisions

This section provides background on the roles in determining compensation for our Named Executive Officers, our use of market data and the companies selected for our peer group.

Our Roles in Determining Compensation are Well Defined

Compensation Committee

Our Compensation Committee oversees the development and delivery of our guiding principles and compensation plans for the Named Executive Officers, and other executives identified starting on page 30, as described in the Committee Charter on our website at investor.nordstrom.com.

As part of that oversight, the Committee reviews analyses to ensure the Named Executive Officers’ aggregate compensation aligns with shareholder interests.

Where included in the analyses, long-term incentives are calculated in two ways: grant value as reported in our Summary Compensation Table on page 43, and realizable value as of fiscal year end. For 2013, these additional analyses focused on:

•	Cash alignment to evaluate the year-over-year change in payout relative to the year-over-year growth in EBIT.

•	Relative pay and performance to compare the percentile rankings of our total direct compensation (base salary + performance-based bonus + long-term incentives) with TSR and other financial performance metrics of our retail peer group.

•	Pay productivity to assess EBIT generated per dollar of total direct compensation compared to our peer group when adjusted for size.

Compensation Committee Consultant

The Committee’s independent executive compensation consulting firm, Semler Brossy Consulting Group, LLC, is retained by, and reports directly to, the Committee. A consultant from that firm attends the Committee meetings and supports the Committee’s role by providing independent expertise on market practices, compensation program design and related subjects as described on page 19. Semler Brossy provides services only as directed by the Committee and has no other relationship with the Company. There were no fees paid to Semler Brossy for services that were not related exclusively to executive or Director compensation during fiscal year 2013.

Management

Our President provides input to the Committee on the level and design of compensation elements for the Named Executive Officers and other Executive Officers. Our Executive Vice President and Chief Financial Officer and Executive Vice President – Human Resources join the President in Compensation Committee meetings to provide perspective and expertise relevant to the agenda. Management supports the Committee’s activity by providing analyses and recommendations developed internally or with the assistance of external consulting firms other than the Committee’s consulting firm. During fiscal year 2013, technical guidance to management on executive compensation matters came primarily from the professional services firm Towers Watson.

Market Data Provides a Reference Point for Compensation

The Committee believes that knowledge of market practices, particularly those of our peers listed on the following page, is helpful in assessing the design and targeted level of our executive compensation package. In reviewing peer group information, the Committee uses a customized survey prepared by external consultants, monitors general market movement for executive pay and references proxy statements for specific roles.

During the year, the Committee also reviews general information from other published and private surveys to keep current on trends and practices while recognizing the differences across company philosophies and plan designs.

When the Committee reviews market data, they consider the 50th percentile (median) of our peer group as a reference point, rather than a policy, for positioning target total direct compensation. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.

Blake, Peter and Erik Nordstrom’s target total direct compensation for 2013 was somewhat below our peer group median. Michael Koppel and Daniel Little’s target total direct compensation was within a competitive range of our peer group median. Actual pay for the Named Executive Officers can exceed our established targets or peer group actual pay through the variable compensation elements when pre-determined performance milestones are achieved.

Peer Group Companies Represent Our Business

Each year, the Committee reviews the appropriateness of our peer group for comparison on pay and related practices. While the companies represent prominent fashion and specialty retailers that are relevant to Nordstrom, they may not always have a direct match to our product offerings or annual revenue. However, the peer group companies meet the following selection criteria:

•	collective representation of our primary business areas including our Nordstrom full-line and Rack stores, online business and private label products;

•	some overlap with our industry group as defined by institutional shareholders and shareholder service organizations;

•	general compatibility with our compensation strategy through a competitive offering of the primary pay elements of base salary, performance-based bonus and long-term incentives; and

•	subject to similar market pressures with a track record of sustainability.

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As a result of the Committee’s review in 2013, our peer group was updated as follows with new companies highlighted in bold.

Abercrombie & Fitch Co.	Kohl’s Corporation	Saks Incorporated
Bed Bath & Beyond, Inc.	L. Brands, Inc.	Starbucks Corporation
Coach, Inc.	Macy’s, Inc.	Tiffany & Co.
Dillard’s, Inc.	Neiman Marcus, Inc.	The TJX Companies, Inc.
Foot Locker, Inc.	Nike, Inc.	Urban Outfitters, Inc.
Gap, Inc.	Ralph Lauren Corporation	VF Corporation
J.C. Penney Company, Inc.	Ross Stores, Inc.	Williams-Sonoma, Inc.

Each Element of Compensation Has its Own Purpose

Our compensation program for Named Executive Officers is made up of four primary elements outlined below. Each element has its own purpose based on our fundamental premise of pay for performance and our guiding principles. Learn more about these elements where noted.

Compensation Element	Purpose	2013 Changes in Element Features or Potential Value
Base Salary (Page 37)	Reflect scope of the role and individual performance through base-line cash compensation
Performance-Based Bonus (Page 38)	Motivate and reward contributions to annual operating performance and long-term business strategy with cash that varies based on results	While there were no changes to the features of these elements, increases in value or opportunity for enhanced payout were made for certain Named Executive Officers to reward performance and improve or maintain pay competiveness as shown below.
Long-Term Incentives (Page 39)	Promote alignment of executive decisions with Company goals and shareholder interests through stock options and performance share units where value varies with Company stock performance
Benefits (Page 40)	Enhance total compensation with meaningful and competitive broad-based, leadership and retirement benefits that support healthy lifestyles and contribute to financial security	None

Some Element Values Changed for 2013

On an annual basis, the Compensation Committee reviews base salary, performance-based bonus target opportunity and long-term incentive grant value for each of the Named Executive Officers in consideration of the upcoming fiscal year. Committee decisions for fiscal year 2013 are summarized below. The Committee believes these elements and the overall compensation program are meeting the expectations for our pay-for-performance philosophy and guiding principles.

	Base Salary ($)		Performance-Based Annual Cash Bonus (Target Opportunity as % of Base Salary)		Long-Term Incentives (Grant Value as % of Base Salary)
Name	FY 2012	FY 2013	FY 2012	FY 2013	FY 2012	FY 2013
Blake W. Nordstrom	700,000	725,000	150	200	200	250
Peter E. Nordstrom	700,000	725,000	150	200	200	250
Erik B. Nordstrom	700,000	725,000	150	200	200	250
Michael G. Koppel	675,000	720,000	80	90	150	175
Daniel F. Little	525,000	560,000	80	same	150	same

About Our Compensation Elements, What We Paid in 2013 and Why

Base Salary

The Committee begins its annual review of base salary for the Named Executive Officers through discussion with the President on the previous year’s expectations and achievements of each executive, their pay history and pay equity with other internal roles. From here, the Committee references our pay levels to similar roles in our peer group.

Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1st following their annual performance review, which includes a discussion about individual results against defined expectations.

For 2013, all Named Executive Officers received increases in base pay to acknowledge their performance and improve or maintain market competitiveness.

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Performance-Based Annual Cash Bonus

The opportunity for annual performance-based cash awards under our shareholder-approved Executive Management Bonus Plan is designed to focus the Named Executive Officers on the alignment between annual operating performance and long-term business strategy. In support of our guiding principles, the performance-based bonus awards pay out only when pre-determined performance milestones are achieved. The Committee establishes the following criteria in developing the annual bonus arrangements:

•	Target bonus opportunity: Annual target bonus opportunity is defined as a percentage of base salary as shown on page 37. In establishing the target percentage, the Committee takes into account the mix of pay elements, market pay information for similar roles within our peer group and the internal relationship between roles within the Company.

In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times an executive’s target bonus opportunity. This maximum is higher than is common among our retail peers because we believe it is important to continue encouraging and paying rewards when we achieve truly superior results.

•	Performance measures: The Committee establishes the performance measures to focus executives on the most important annual and long-range strategic goals. For fiscal year 2013, the Named Executive Officers all had the following measures:

–	ROIC to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

–	EBIT to emphasize the importance of earnings improvement and its role in driving shareholder value. Each executive’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•	Performance measure milestones: The Committee defines financial milestones for ROIC (as a threshold) and EBIT (as a range) that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects the Committee’s belief that there should be a balance between executive pay opportunity, reinvestment in the Company and return to shareholders.

In accordance with our bonus plan, ROIC and EBIT achievement for bonus purposes may differ from ROIC and EBIT reported in our financial statements due to the exclusion of certain one-time gains or losses. In this situation, we refer to the measure achievements as Incentive ROIC and Incentive EBIT. This is the case for 2013 where achievements reflect nonoperating related adjustments not included in the financial plan.

–	The ROIC threshold was set at a level consistent with the minimum EBIT performance to ensure that an appropriate return on our invested capital was achieved before any bonus was paid out. The 2013 Incentive ROIC achievement of 13.8% exceeded the established threshold of 12.5%.

–	The minimum EBIT performance was established at a likely, but not certain, level of attainment and was based on growth assumptions for sales and earnings. The minimum performance ensures no payout is earned until a defined level of EBIT growth is achieved. The target performance represents stretch results relative to growth in the annual operating plan, our historical performance trends, market conditions and current external projections for the Company. The superior performance indicates breakthrough results and considers earlier periods of strong earnings growth. The 2013 Incentive EBIT achievement of $1,376 million exceeded the minimum performance milestone of $1,325 million required for payout.

The 2013 achievements in Incentive ROIC and Incentive EBIT resulted in a bonus payout of 63.54% of each executive’s target bonus opportunity. These results reflected softer sales trends partially offset by disciplined inventory and expense execution, and increased investments in technology and our stores. The fiscal year 2013 EBIT performance milestones, Incentive EBIT achievement and related bonus payout levels are shown below. Incentive EBIT and Incentive ROIC are not measures of financial performance under GAAP. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

2013 EBIT and Bonus Payout

The bonus payout calculation for each Named Executive Officer is shown below. The payout amounts are also shown in the Summary Compensation Table on page 43 in column (e) “Non-Equity Incentive Plan Compensation.” The range of possible payouts for fiscal year 2013 performance under the Executive Management Bonus Plan is shown in the Grants of Plan-Based Awards in Fiscal Year 2013 table, column (b), on page 46.

Name	Target Bonus Opportunity (%)		Base Salary ($)		Target Bonus Payout ($)		Payout of Target Bonus Opportunity (%)		Bonus Payout ($)
Blake W. Nordstrom	200	x	725,000	=	1,450,000	x		=	921,330
Peter E. Nordstrom	200	x	725,000	=	1,450,000	x		=	921,330
Erik B. Nordstrom	200	x	725,000	=	1,450,000	x	63.54%	=	921,330
Michael G. Koppel	90	x	720,000	=	648,000	x		=	411,739
Daniel F. Little	80	x	560,000	=	448,000	x		=	284,659

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Long-Term Incentives

Annual grants of stock options and performance share units under the shareholder-approved 2010 Equity Incentive Plan provide the Named Executive Officers with an incentive to create shareholder value and receive financial rewards. The long-term incentive value that determines the size of the annual grant to Named Executive Officers is expressed as a percentage of base salary as shown on page 37.

In establishing the long-term incentive value at grant for each Named Executive Officer, the Committee considers the mix of pay elements, market pay information for similar roles within our peer group, our annual share usage and dilution, and internal equity of grant size by role. The grant value of the equity awarded to Named Executive Officers in the fiscal year 2013 annual grant consisted of 75% stock options and 25% performance share units.

As was the case for 2013, the Committee typically approves grants of equity awards on an annual basis during the February Compensation Committee meeting, which is scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. The February meeting occurs after performance results are known which allows the Committee to align compensation elements with our performance and business goals.

Stock Options and Performance Share Units Create the Right Balance

The Committee believes the relationship between our equity vehicles represents the right balance of absolute and relative performance.

•	Stock options provide motivation for creating increased value while aligning management and shareholder interests in our growth. The options vest and become exercisable in four equal annual installments beginning one year from the date of grant and have a 10-year term. None of our equity incentive plans permit repricing, grant prices below 100% of the fair market value of Common Stock on the date of grant or cash dividend payments on options.

•	Performance share units focus the executives on relative performance compared to our peer group. The units are earned after a three-year performance cycle only when the Company’s growth in TSR outperforms more than 50% of the peer group companies identified for that grant. The Committee believes relative TSR is a meaningful measure for performance share units as it aligns with shareholder interests and complements the measures established for executives under the performance-based bonus plan.

For purposes of determining the TSR percentile rank, the share price of our Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average that is established both prior to the beginning of the performance cycle and prior to the end of the performance cycle. These parameters recognize the importance of relative performance while balancing against volatility within the peer group.

In keeping with our pay-for-performance philosophy, our approach to performance share units intentionally requires high standards of performance before any payout may be earned. Given the potential leverage that we offer through the performance-based bonus plan and the value that could be realized from stock options, the Committee believes this is the appropriate way to balance rewards.

The vesting schedule used to determine the payout of performance share units applies even if the number of peer companies changes due to mergers, acquisitions, dissolutions or other industry consolidation.

The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and become vested when the results have been certified by the Compensation Committee. The Named Executive Officers may elect to defer their vested units into the Executive Deferred Compensation Plan described on page 51.

2011 Performance Share Units Did Not Pay Out

Performance share units for the 2011-2013 fiscal year performance cycle were granted based on the 2011 vesting schedule shown below. At the end of the performance cycle, our total shareholder return of 14.9% outpaced half of our retail peers, but did not meet the minimum threshold of greater than 50th percentile, which is required for payout. The zero value realized on vesting is shown in the Option Exercises and Stock Vested in Fiscal Year 2013 table on page 50.

Required Percentile Rank for Vesting	Actual Percentile Rank for 2011 – 2013 Performance Cycle	% of Granted Performance Share Units Paid Out at Vesting
>85th		125
>75th		100
>65th		85
>50th		75
≤50th	50th	0

At the time of grant in 2011, our peer group for performance share units included the companies listed below. Talbots was removed from the peer group in 2012 after they were taken private. Saks was removed from the peer group in 2013 after they were acquired.

Abercrombie & Fitch Co.	Macy’s, Inc.
ANN, INC.	Saks Incorporated
Chico’s FAS, Inc.	Sears Holdings Corporation
Coach, Inc.	The Talbots, Inc.
Dillard’s, Inc.	Target Corporation
Gap, Inc.	Tiffany & Co.
J.C. Penney Company, Inc.	The TJX Companies, Inc.
Kohl’s Corporation	Urban Outfitters, Inc.
L. Brands, Inc.	VF Corporation

Vesting Schedule for 2013 Grant

The vesting schedule for performance share units granted in 2013 is shown below. The schedule reflects enhancements to payout opportunity related to performance above the 65th percentile of the peer group that were applied to grants starting in 2012. The maximum payout percentage is still somewhat less than that of other companies, but improves competitiveness of rewarding results while maintaining our high standards of performance.

Required Percentile Rank for Vesting	% of Granted Performance Share Units Paid Out at Vesting
>90th	175
>80th	150
>75th	125
>65th	100
>50th	75
≤50th	0

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For the 2013 grant, our peer group included the companies listed on the previous page with the exception of Talbots which had been removed in 2012 prior to the grant after it was taken private. Saks was removed from the 2013 peer group for performance share units later that year after they were acquired.

Stock Ownership Guidelines Align Executives and Shareholders

Ownership of Common Stock by our Named Executive Officers is encouraged by management and the Board to align executives’ interests with those of our shareholders. Stock ownership guidelines were formally established in 2004. Ownership shares are made up of all forms of Common Stock including vested performance share units that are either deferred or paid out in Common Stock. Ownership shares do not include unvested or vested stock options, unvested performance share units or pledged shares.

Under the current guidelines, the Named Executive Officers had a five-year period, from February 1, 2009 through February 1, 2014, to accumulate shares of Common Stock that met the first achievable of either a value or share target as defined below. This variable approach helped us maintain the objectives for stock ownership while allowing some flexibility for changes in stock price.

•	Value target = base salary on the date the executive became eligible for the stock ownership target x the multiple of pay designated for that role.

•	Share target = value target / a fixed stock price.

The multiple of base salary to be directly or indirectly owned in Common Stock by the Named Executive Officers depends on the executive’s role in the Company. The Committee has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision making with shareholder interests.

Position	Multiple of Base Salary Used to Establish Ownership Target
President	10x
Executive Vice President and President – Merchandising	10x
Executive Vice President and President – Stores	10x
Executive Vice President and Chief Financial Officer	4x
Executive Vice President and Chief Information Officer	3x

Under our guidelines, Named Executive Officers and other select executives are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an executive may buy or sell Company shares. These executives must also achieve and retain a minimum holding of 100% of their ownership targets before they may sell Nordstrom stock.

The Committee regularly reviews stock ownership status for the Named Executive Officers. As of the end of fiscal year 2013, all of the Named Executive Officers had exceeded their ownership targets. Ownership targets will be redefined for the new achievement period, which began February 2, 2014.

Benefits

Nordstrom offers the Named Executive Officers a comprehensive program of broad-based, leadership and retirement benefits. Their purpose varies by benefit, but in general enhances total compensation with meaningful and competitive offerings that support healthy lifestyles and contribute to financial security. These benefits are regularly reviewed for consistency with our guiding principles, organizational culture and market practices. Additional information on 2013 benefits is provided as noted below.

		Benefit	Where to Learn More
Broad-Based	•	Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident insurance, health savings account and flexible spending accounts. Employee Stock Purchase Plan. Merchandise discount	For merchandise discount, see All Other Compensation in Fiscal Year 2013, page 44
Leadership	•	Salary continuance; long-term disability coverage; life insurance	For life insurance, see All Other Compensation in Fiscal Year 2013, page 44
	•	Executive Deferred Compensation Plan	See Nonqualified Deferred Compensation on page 51
	•	Leadership Separation Plan	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2013 on pages 55 and 56
Retirement	•	401(k) match and profit sharing	See All Other Compensation in Fiscal Year 2013 on pages 44 and 45
	•	Retiree health care (closed to new entrants in 2013)	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2013 on page 55
	•	Supplemental Executive Retirement Plan (closed to new entrants in 2012)	See Pension Benefits on page 50

Changes for 2014

Each year, the Committee reviews the design of our total compensation elements and makes changes as needed to improve alignment with our guiding principles. Upcoming changes for 2014 focus only on the long-term incentive program and include the following:

Performance share units: We changed the peer group from selected retail companies to the S&P 500 to create a broader market against which to measure our performance. We also provide the opportunity for vesting when relative performance of TSR exceeds peers in both up and down markets.

Equity mix: We introduced restricted stock units to offer a relevant compensation package that balances our objectives for absolute and relative stock performance.

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Additional Information

Compensation Risk Assessment Supports Integrity of the Pay Program

The Compensation Committee oversees an extensive review of the Company’s pay-for-performance philosophy, the composition and balance of elements in the compensation package and the alignment of plans with shareholder interests to ensure these practices do not pose a material adverse risk to the organization.

The review is conducted every other year as underlying programs and practices are generally consistent over time. The last review, for fiscal year 2012, concluded with the following perspectives:

•	The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has served our stakeholders, and in particular, our shareholders, well. The strength of this alignment is regularly reviewed and monitored by the Committee.

•	As a fashion specialty retailer, the Company is not engaged in activities, in part or as a whole, that are high risk relative to other business sectors. The Company has systems in place to identify, monitor and control risks and individuals, making it difficult for a single individual or a group of individuals to expose the Company to material risk.

•	Our compensation program rewards both short- and long-term performance. Company results are team oriented rather than individually focused and tied to measurable factors that are both transparent to shareholders and drivers of their returns.

•	The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing long-term strategic priorities. Strong stock ownership guidelines are in place for Company leaders, and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.

•	The Committee is actively engaged in establishing compensation plans, monitoring these plans during the year and using discretion in making rewards, as necessary.

•	The Company has active and engaged oversight systems in place. The entire Board is aware of the compensation program, as established and approved by the Committee. The Audit Committee and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting, which is in place to provide strong, timely insight into the performance of the Company.

As a result of this review, the Committee believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Executive Compensation Clawback Policy Applies to Performance-Based Pay

In February 2008, the Board adopted a formal executive compensation clawback policy that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an Executive Officer, beginning in that fiscal year. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an Executive Officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the Executive Officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.

Termination and Change in Control Provisions are Committee Directed

Under our Leadership Separation Plan, the eligible Named Executive Officers receive severance benefits upon involuntary termination of employment by the Company, other than for cause, to assist in the transition from active employment. Separation benefits are described in the Potential Payments Upon Termination or Change in Control section starting on page 52.

As described in the same section, the Named Executive Officers are generally not entitled to any payment or accelerated benefit in connection with a change in control of the Company. However, the Named Executive Officers are entitled to accelerated vesting of equity if they experience a qualifying termination within 12 months following a change in control.

Tax and Accounting Considerations Underlie the Compensation Elements

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•	Section 162(m) of the Internal Revenue Code which disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer except the Chief Financial Officer, who is not subject to Section 162(m). The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Company’s shareholder-approved 2004 and 2010 Equity Incentive Plans and Executive Management Bonus Plan are intended to comply with those requirements. In some years, there may be limited circumstances, such as an element within a new hire package, that do not allow for deductibility.

•	Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Stock Compensation (“ASC 718”), where stock options and performance share units are accounted for based on their grant date fair value (see Note 1 and Note 13 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended February 1, 2014, filed with the SEC on March 17, 2014). The Committee regularly considers the accounting implications of our equity-based awards, including the variable accounting treatment of the performance share units.

•	Section 409A of the Internal Revenue Code, the limitations of which primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. As a result, the Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Enrique Hernandez, Jr.
Philip G. Satre
B. Kevin Turner
Robert D. Walter, Chair

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Summary Compensation Table

The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for the fiscal years ended February 1, 2014, February 2, 2013 and January 28, 2012.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
Blake W. Nordstrom	2013	718,958	—	438,099	1,312,779	921,330	—	43,526	3,434,692
President	2012	709,722	—	340,081	1,049,992	892,080	879,469	47,362	3,918,706
	2011	698,056	—	343,031	1,049,750	1,559,460	2,259,665	85,867	5,995,829
Michael G. Koppel	2013	710,750	—	295,749	886,115	411,739	737,203	28,151	3,069,707
Executive Vice President and	2012	671,250	—	218,624	674,985	458,784	822,197	45,042	2,890,882
Chief Financial Officer	2011	586,278	—	194,814	596,107	712,896	1,834,147	52,624	3,976,866
Peter E. Nordstrom	2013	718,958	—	438,099	1,312,779	921,330	—	34,115	3,425,281
Executive Vice President	2012	700,972	—	315,790	974,994	892,080	822,290	41,165	3,747,291
and President — Merchandising	2011	648,195	—	318,551	974,770	1,448,070	2,413,728	36,824	5,840,138
Erik B. Nordstrom	2013	718,958	—	438,099	1,312,779	921,330	—	49,425	3,440,591
Executive Vice President	2012	700,972	—	315,790	974,994	892,080	761,226	56,144	3,701,206
and President — Stores	2011	648,195	—	318,551	974,770	1,448,070	2,260,467	64,814	5,714,867
Daniel F. Little	2013	552,806	—	197,166	590,738	284,659	196,910	24,439	1,846,718
Executive Vice President and	2012	527,917	—	182,161	562,488	356,832	402,871	34,884	2,067,153
Chief Information Officer	2011	491,722	—	169,085	517,365	594,080	777,389	39,913	2,589,554

(a)	Salary

The amounts shown represent base salary earned during the fiscal year. These numbers vary somewhat from the annual base salaries disclosed on page 37 due to the timing of fiscal year end as a result of our 4-5-4 retail reporting calendar and the fact that salary increases are effective April 1 of each year. The 2013 base salaries for the Named Executive Officers are $725,000, $720,000, $725,000, $725,000 and $560,000, respectively.

Daniel Little elected to defer $5,000 of his base salary earned during calendar year 2013 into the Executive Deferred Compensation Plan. Due to the timing of our fiscal year end, $217 of this was attributed to fiscal year 2012, and the remaining $4,783 was attributed to fiscal year 2013, as reported in the Fiscal Year 2013 Nonqualified Deferred Compensation Table on page 52.

Each of the Named Executive Officers contributed a portion of their base salary earned during fiscal year 2013 to the 401(k) component of the 401(k) Plan & Profit Sharing.

(b)	Bonus

No amounts are reported because the Company does not pay discretionary or guaranteed bonuses to the Named Executive Officers. As described on page 38, all bonuses are performance based, and for that reason, are required to be reported in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Stock Awards

The amounts reported reflect the grant date fair value of performance share units granted during the fiscal year under the 2010 Equity Incentive Plan. This is not the value received. The value the Named Executive Officers may receive will depend on whether the performance criteria are met and the market price of Nordstrom stock at the end of the performance cycle. The amounts reported are calculated in accordance with FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”). The amounts shown are calculated by multiplying the number of performance share units awarded by the closing price of Common Stock on the date of grant. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2013 table on page 46 for the number of performance share units granted in fiscal year 2013.

(d)	Option Awards

The amounts reported reflect the grant date fair value of stock options granted during the fiscal year under the 2010 Equity Incentive Plan. This is not the value received. The Named Executive Officers can only realize value from stock options if the market price of Nordstrom stock increases above the exercise price of the options. The amounts reported are calculated in accordance with ASC 718. See column (d) of the Grants of Plan-Based Awards in Fiscal Year 2013 table on page 46 for the number of stock options granted in fiscal year 2013.

Assumptions used in the calculation of these amounts for fiscal years 2013, 2012 and 2011 are included in Note 13 to the Company’s audited financial statements for the fiscal year ended February 1, 2014, included in the Company’s Form 10-K filed with the SEC on March 17, 2014.

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(e)	Non-Equity Incentive Plan Compensation

The amounts reported reflect the annual performance-based cash awards under the Executive Management Bonus Plan, as described on page 38. The amounts of the cash awards for fiscal year 2013, approved by the Compensation Committee at its February 26, 2014 meeting, were paid in March 2014. None of the Named Executive Officers elected to defer their cash awards for fiscal year 2013 into the Executive Deferred Compensation Plan.

(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported reflect the change in actuarial present value from fiscal year-end 2012 to fiscal year-end 2013 of each Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan. The present value of the benefit is affected by current earnings, credited years of service, the discount rate used to determine the present value of the benefit, the executive’s age, time until retirement and the age of the executive’s spouse as the potential beneficiary. Because these factors vary by individual, the present value of the benefit increased for some of the Named Executive Officers and decreased for others. As shown in the table, Michael Koppel and Daniel Little’s benefits increased. Blake, Peter and Erik Nordstrom’s benefits decreased by $24,193, $65,507 and $95,290, respectively. In accordance with SEC guidance, decreases in the present value of the benefit are not reported in the table. See the Pension Benefits section on page 50 for more information about the Supplemental Executive Retirement Plan.

The amounts reported were calculated using the same interest and mortality rate assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements for the fiscal year ended February 1, 2014, included in the Company’s Form 10-K filed with the SEC on March 17, 2014.

Michael Koppel and Daniel Little had account balances in the Executive Deferred Compensation Plan in fiscal year 2013, as shown on page 52. Neither received any above market-rate or preferential earnings on their deferred compensation, so no amounts for these types of earnings are included in the table.

(g)	All Other Compensation

A detailed description of all other compensation paid to the Named Executive Officers is shown in the table below.

All Other Compensation in Fiscal Year 2013

The following table shows each component of “All Other Compensation” for fiscal year 2013, reported in column (g) of the Summary Compensation Table on page 43, calculated at the aggregate incremental cost to the Company.

			Broad-Based	Broad-Based Retirement
	Leadership Benefits		Benefits	Benefits		Other
	Premium on	Premium		401(k) Plan		Personal Use
	Additional Medical	on Life	Merchandise	Company	Profit	of Company
	Insurance	Insurance	Discount	Match	Sharing	Aircraft	Total
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)
Blake W. Nordstrom	507	368	27,555	10,200	4,896	—	43,526
Michael G. Koppel	507	363	12,185	10,200	4,896	—	28,151
Peter E. Nordstrom	507	368	17,712	10,200	4,896	432	34,115
Erik B. Nordstrom	507	368	33,454	10,200	4,896	—	49,425
Daniel F. Little	507	283	8,553	10,200	4,896	—	24,439

(a)	Premium on Additional Medical Insurance

Prior to March 1, 2013, the Company provided health coverage that paid 100% of qualifying out-of-pocket medical, dental and vision expenses that were not reimbursed by other Company-sponsored health plans for the Named Executive Officers and their dependents, up to a calendar year maximum of $10,000 per covered family. Beginning March 1, 2013, this benefit was no longer provided to the Named Executive Officers or any other executive. The amounts reported are the February 2013 Company-paid premiums for this additional coverage.

(b)	Premium on Life Insurance

The Company provides life insurance to the Named Executive Officers in an amount equal to approximately 1.25 times their base salary. The amounts reported are the annual Company-paid premiums.

(c)	Merchandise Discount

The Company provides a merchandise discount to the Named Executive Officers of 33% for purchases at Nordstrom full-line stores and Nordstrom.com and 20% for purchases at Nordstrom Rack stores and our restaurants. A 40% discount is available at certain times of the year on specified merchandise. The merchandise discount provided to the Named Executive Officers is the same level as for all other eligible management and high-performing nonmanagement employees of the Company. The amounts reported are the total discounts the Named Executive Officers received on their Nordstrom purchases during the fiscal year.

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(d)	401(k) Plan Company Match

The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan & Profit Sharing to the Named Executive Officers. The executives may defer up to 15% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the 401(k) component of the Plan, subject to Internal Revenue Code limits.

Although the matching contribution is discretionary and subject to change, the Company currently matches the executive’s contributions for the Plan year, dollar for dollar, up to 4% of eligible pay. The 2013 calendar year compensation limit for eligible pay was $255,000, as set by the IRS. The maximum Company contribution for each of the Named Executive Officers was $10,200 (4% x $255,000), as reported on page 44.

Contributions under the Plan may be directed to any of 12 customized target retirement date funds or to any of 9 individual investment alternatives, including Common Stock. The Plan also offers a self-directed brokerage option.

(e)	Profit Sharing

The Board has discretion to make an annual Profit Sharing contribution to the 401(k) Plan & Profit Sharing based on a formula that reflects overall Company performance as measured by Earnings Before Interest and Income Taxes (EBIT). Although the contribution is discretionary, the target annual Profit Sharing contribution is between 1% and 3% of a participant’s eligible pay (i.e., base salary, performance-based bonus and other taxable wages), depending on the participant’s length of service with the Company. The 2013 calendar year compensation limit for eligible pay was $255,000, as set by the IRS. As a result of the Company’s performance in fiscal year 2013, the contribution for all eligible employees was below target. The 2013 contribution for each of the Named Executive Officers was $4,896 (3% x $255,000 x 64%), as reported on page 44.

(f)	Personal Use of Company Aircraft

The Company owns two aircraft which it uses for business purposes. On rare occasions, a Named Executive Officer’s guest accompanies the executive on a business trip on the Company’s aircraft as an additional passenger. Only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft) are included in determining the aggregate incremental cost to the Company. When the travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive, which is the Company’s practice to fully disclose. The Company does not reimburse the Named Executive Officers for taxes incurred as a result of the imputed income.

In fiscal year 2013, Peter Nordstrom was accompanied by a family member on a business trip. The costs reported are the total direct variable costs associated with the family member’s travel which include the tax deduction the Company was not able to take as a result of the nondeductible portion of the aircraft operating costs.

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Grants of Plan-Based Awards in Fiscal Year 2013

The following table discloses the potential range of payouts for:

•	non-equity incentive plan awards granted in fiscal year 2013. These awards are performance-based cash bonuses granted under the Executive Management Bonus Plan, as described on page 38; and

•	equity incentive plan awards granted in fiscal year 2013. These awards are performance share units granted under the 2010 Equity Incentive Plan, as described on page 39.

The table also discloses:

•	the number, price and grant date fair value of stock options granted under the 2010 Equity Incentive Plan in fiscal year 2013; and

•	the grant date fair value of performance share units granted under the 2010 Equity Incentive Plan in fiscal year 2013.

			Estimated Future Payouts			Estimated Future			All Other	All Other		Grant
			Under Non-Equity Incentive			Payouts Under Equity Incentive			Stock	Option		Date Fair
			Plan Awards			Plan Awards			Awards:	Awards:	Exercise	Value of
			(b)			(c)			Number	Number of	or Base	Stock
									of Shares	Securities	Price of	and
	Grant								of Stock	Underlying	Option	Option
Name	Date	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
and Award	(a)	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(d)	($/Sh)(e)	($)(f)
Blake W. Nordstrom
Executive Management Bonus			362,500	1,450,000	3,625,000
Performance Share Unit Award	2/27/2013	2/27/2013				6,096.00	8,128.00	14,224.00				438,099
Stock Option Award	3/4/2013	2/27/2013								92,973	53.82	1,312,779
Michael G. Koppel
Executive Management Bonus			162,000	648,000	1,620,000
Performance Share Unit Award	2/27/2013	2/27/2013				4,115.25	5,487.00	9,602.25				295,749
Stock Option Award	3/4/2013	2/27/2013								62,756	53.82	886,115
Peter E. Nordstrom
Executive Management Bonus			362,500	1,450,000	3,625,000
Performance Share Unit Award	2/27/2013	2/27/2013				6,096.00	8,128.00	14,224.00				438,099
Stock Option Award	3/4/2013	2/27/2013								92,973	53.82	1,312,779
Erik B. Nordstrom
Executive Management Bonus			362,500	1,450,000	3,625,000
Performance Share Unit Award	2/27/2013	2/27/2013				6,096.00	8,128.00	14,224.00				438,099
Stock Option Award	3/4/2013	2/27/2013								92,973	53.82	1,312,779
Daniel F. Little
Executive Management Bonus			112,000	448,000	1,120,000
Performance Share Unit Award	2/27/2013	2/27/2013				2,743.50	3,658.00	6,401.50				197,166
Stock Option Award	3/4/2013	2/27/2013								41,837	53.82	590,738

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(a)	Grant Date

The grant date for stock options is the first open-window trading day that falls on or after the Compensation Committee’s approval of the grant. The grant date for performance share units is the approval date.

(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The amounts shown report the range of possible cash payouts for fiscal year 2013 associated with established levels of performance under the Executive Management Bonus Plan. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance, as discussed on page 38. For there to be any payout, the minimum performance milestone must be achieved.

Although the column heading refers to future payouts, the performance-based bonuses have already been earned and paid to the Named Executive Officers. These cash payments are reported in the Summary Compensation Table on page 43, in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Estimated Future Payouts Under Equity Incentive Plan Awards

The numbers shown report the range of potential performance share unit payouts for the three-year performance cycle of the 2013 grant, beginning February 3, 2013 and ending January 30, 2016. Payouts are shown in units at 75%, 100% and 175% of the number of performance share units granted.

(d)	All Other Option Awards: Number of Securities Underlying Options

The numbers shown report the number of stock options granted to the Named Executive Officers in fiscal year 2013 under the 2010 Equity Incentive Plan. These stock options vest and become exercisable in four equal annual installments beginning one year from the date of grant. For more information about long-term incentive grant practices, see page 39.

Under the 2010 Equity Incentive Plan, the Compensation Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units and performance share units. In fiscal year 2013, the Named Executive Officers were granted stock options and performance share units.

(e)	Exercise or Base Price of Option Awards

The exercise price of the stock options granted in fiscal year 2013 of $53.82 was the fair market value at the closing price of Common Stock on the grant date, March 4, 2013.

(f)	Grant Date Fair Value of Stock and Option Awards

The grant date fair value of the stock options and performance share units is calculated in accordance with ASC 718.

The value for performance share units is calculated by multiplying the number of performance share units granted by the closing price of Common Stock on February 27, 2013, the date of grant, which was $53.90. This is not the value received. The value the Named Executive Officers may receive will depend on whether the performance criteria are met and the market price of Nordstrom stock at the end of the performance cycle.

The value for stock options is calculated by multiplying the number of options awarded by the fair value of an option for the fiscal year 2013 grant, which was $14.12. The Named Executive Officers will only realize value from the stock options if Nordstrom stock price increases above the grant price of $53.82. The value received by the Named Executive Officers will be the difference between the stock price at a future date when the stock options are exercised, and the grant price of $53.82.

Outstanding Equity Awards at Fiscal Year-End 2013

The table on the following page provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended February 1, 2014. The table includes unexercised and unvested stock options and performance share units with time remaining in their three-year performance cycles. The vesting schedule for outstanding stock options and additional information about the outstanding performance share units is shown on page 49. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is shown in the Beneficial Ownership Table on page 59.

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		Option Awards					Stock Awards
										Equity
									Equity	Incentive
				Equity				Market	Incentive	Plan Awards:
				Incentive				Value of	Plan Awards:	Market or
		Number of Securities		Plan Awards:			Number	Shares	Number of	Payout Value
		Underlying		Number of			of Shares	or	Unearned	of Unearned
		Unexercised Options		Securities			or Units	Units of	Shares,	Shares, Units
		(#)		Underlying			of Stock	Stock	Units or	or Other
				Unexercised	Option		That	That	Other Rights	Rights That
			Unexer-	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	Exer-	cisable	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date	cisable	(a)	(#)	($)	Date	(#)	($)	(#)(b)	($)(c)
Blake W.	2/23/2005	67,502	—		26.01	2/23/2015
Nordstrom	2/22/2006	49,048	—		40.27	2/22/2016
	3/1/2007	40,011	—		53.63	3/1/2017
	2/28/2008	51,847	—		38.02	2/27/2018
	2/27/2009	118,828	—		13.47	2/27/2019
	2/26/2010	58,534	19,512		36.94	2/26/2020
	2/25/2011	35,015	35,015		45.49	2/25/2021
	2/22/2012	17,157	51,472		52.63	2/22/2022
	3/4/2013	—	92,973		53.82	3/4/2023
									11,083.50	636,747
Michael G.	2/23/2005	37,126	—		26.01	2/23/2015
Koppel	2/22/2006	28,728	—		40.27	2/22/2016
	3/1/2007	25,150	—		53.63	3/1/2017
	2/28/2008	35,553	—		38.02	2/27/2018
	2/27/2009	81,482	—		13.47	2/27/2019
	2/26/2010	30,103	10,035		36.94	2/26/2020
	2/25/2011	19,883	19,884		45.49	2/25/2021
	2/22/2012	11,029	33,089		52.63	2/22/2022
	3/4/2013	—	62,756		53.82	3/4/2023
									7,321.50	420,620
Peter E.	2/23/2005	40,984	—		26.01	2/23/2015
Nordstrom	2/22/2006	31,531	—		40.27	2/22/2016
	3/1/2007	28,007	—		53.63	3/1/2017
	2/28/2008	48,144	—		38.02	2/27/2018
	2/27/2009	110,340	—		13.47	2/27/2019
	2/26/2010	54,354	18,118		36.94	2/26/2020
	2/25/2011	32,514	32,514		45.49	2/25/2021
	2/22/2012	15,931	47,796		52.63	2/22/2022
	3/4/2013	—	92,973		53.82	3/4/2023
									10,727.25	616,280
Erik B.	2/23/2005	40,984	—		26.01	2/23/2015
Nordstrom	2/22/2006	31,531	—		40.27	2/22/2016
	3/1/2007	28,007	—		53.63	3/1/2017
	2/28/2008	48,144	—		38.02	2/27/2018
	2/27/2009	110,340	—		13.47	2/27/2019
	2/26/2010	54,354	18,118		36.94	2/26/2020
	2/25/2011	32,514	32,514		45.49	2/25/2021
	2/22/2012	15,931	47,796		52.63	2/22/2022
	3/4/2013	—	92,973		53.82	3/4/2023
									10,727.25	616,280
Daniel F.	2/23/2005	16,875	—		26.01	2/23/2015
Little	2/22/2006	23,207	—		40.27	2/22/2016
	3/1/2007	22,292	—		53.63	3/1/2017
	2/28/2008	31,108	—		38.02	2/27/2018
	2/27/2009	67,732	—		13.47	2/27/2019
	2/26/2010	26,340	8,781		36.94	2/26/2020
	2/25/2011	17,257	17,257		45.49	2/25/2021
	2/22/2012	9,191	27,574		52.63	2/22/2022
	3/4/2013	—	41,837		53.82	3/4/2023
									5,415.00	311,092

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(a)	Number of Securities Underlying Unexercised Options: Unexercisable

The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended February 1, 2014. All stock option grants have a four-year vesting schedule of 25% per year and a 10-year term.

Grant Date	Vesting Schedule	Expiration Date
2/26/2010	25% per year with a remaining vesting date of 2/26/2014	2/26/2020
2/25/2011	25% per year with remaining vesting dates of 2/25/2014 and 2/25/2015	2/25/2021
2/22/2012	25% per year with remaining vesting dates of 2/22/2014, 2/22/2015 and 2/22/2016	2/22/2022
3/4/2013	25% per year with vesting dates of 3/4/2014, 3/4/2015, 3/4/2016 and 3/4/2017	3/4/2023

(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested

The numbers reported are the outstanding performance share units granted in fiscal years 2012 and 2013. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2013, 0% of the number of performance share units granted in 2012 and 2013 would have been earned.

As required to be disclosed, the number of estimated shares reported for the 2012 and 2013 grants is based on achieving the threshold level of performance, which pays out at 75% of the number granted, as shown in the performance share unit vesting schedule on the bottom of page 39. See the Outstanding Equity Awards: Performance Share Units table below for detailed information about these awards.

(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

The amounts reported relate to the outstanding performance share units granted in fiscal years 2012 and 2013. Both of these grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2013, 0% of the number of performance share units granted in 2012 and 2013 would have been earned.

As required to be disclosed, the payout values reported are based on achieving the threshold level of performance for the 2012 and 2013 grants, which pays out at 75% of the number granted. The value of estimated payouts has been calculated using the closing price of Common Stock on January 31, 2014, the last market trading day of the fiscal year, of $57.45. The payout does not include estimated dividend amounts as the Company does not pay dividends on unvested performance share units. See the Outstanding Equity Awards: Performance Share Units table below for detailed information about these awards.

Outstanding Equity Awards: Performance Share Units

The following table shows the detail for the outstanding performance share units that were granted in fiscal years 2012 and 2013 under the 2010 Equity Incentive Plan. The number and value of these outstanding performance share units are shown in columns (b) and (c) of the Outstanding Equity Awards at Fiscal Year-End 2013 table on page 48. These 2012 and 2013 performance share unit grants have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and long-term incentive grant practices is provided on page 39.

		Estimated Shares (at 75% of the	Value of
	Three Year Performance Cycle	Number Granted)	Estimated Payout
Name	(a)	(#)	($)
Blake W. Nordstrom	1/29/2012 – 1/31/2015	4,987.50	286,532
	2/3/2013 – 1/30/2016	6,096.00	350,215
Michael G. Koppel	1/29/2012 – 1/31/2015	3,206.25	184,199
	2/3/2013 – 1/30/2016	4,115.25	236,421
Peter E. Nordstrom	1/29/2012 – 1/31/2015	4,631.25	266,065
	2/3/2013 – 1/30/2016	6,096.00	350,215
Erik B. Nordstrom	1/29/2012 – 1/31/2015	4,631.25	266,065
	2/3/2013 – 1/30/2016	6,096.00	350,215
Daniel F. Little	1/29/2012 – 1/31/2015	2,671.50	153,478
	2/3/2013 – 1/30/2016	2,743.50	157,614

(a)	Performance Cycle

The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and become vested when the results have been certified by the Compensation Committee.

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Option Exercises and Stock Vested in Fiscal Year 2013

The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2013; and

•	the number of shares of Common Stock acquired and value realized from performance share units that vested with respect to fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)
Blake W. Nordstrom	80,522	3,385,378	—	—
Michael G. Koppel	44,286	1,710,516	—	—
Peter E. Nordstrom	46,012	1,840,435	—	—
Erik B. Nordstrom	46,012	1,840,435	—	—
Daniel F. Little	59,842	2,285,313	—	—

(a)	Value Realized on Exercise

The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(b)	Number of Shares Acquired on Vesting

The performance share units granted in 2011 were not earned and vested at 0%, based on Nordstrom total shareholder return relative to other companies in our peer group, as described on page 39. Therefore, no shares were acquired on vesting.

Pension Benefits

The original Supplemental Executive Retirement Plan (“SERP”) was introduced in the 1980s. Over the years, the plan design changed to better meet the current purpose of encouraging designated executives to stay with Nordstrom throughout their careers and rewarding their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. The SERP was closed to new entrants, beginning in 2012.

The Named Executive Officers are eligible for the SERP and would receive the full retirement benefit at age 58. The full benefit is equal to 1.6% multiplied by final average pay and the executive’s years of credited service, up to a maximum of 25 years. Executives may retire early, between the ages of 53 and 57 with at least 10 years of credited service and with prior approval by the Board, and receive a reduced benefit. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58.

Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.

There is no offset or reduction in the Named Executive Officers’ SERP benefit for Social Security or other Company retirement benefits such as the 401(k) Plan & Profit Sharing.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this survivor benefit depends on the executive’s age and years of credited service at the time of death.

The SERP provides that no benefit will be paid to an executive whose employment is terminated for cause, which includes competitive behavior against the Company, as determined by the Compensation Committee in the exercise of its discretion in accordance with the Plan. The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

Information about payment of the SERP benefit related to change in control is provided in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2013 table on page 54.

Because the SERP is a nonqualified deferred compensation plan, the Company is not obligated to fund it. However, the Company does set aside funds to assist in the payment of future benefit obligations. If the Company were to become insolvent, participants would be unsecured general creditors, and there is no guarantee that funds would be available to pay all creditors in full. See Note 7 in the Company’s Form 10-K filed with the SEC on March 17, 2014 for a discussion of the benefit obligation.

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Fiscal Year 2013 Pension Benefits Table

The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer and actuarial assumptions consistent with those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. See Note 7 in the Company’s Form 10-K filed with the SEC on March 17, 2014 for a discussion of the benefit obligation and assumptions used.

Name	Plan Name	Age (a)	Number of Years Credited Service (#)(b)	Present Value of Accumulated Benefit ($)(c)	Payments During Last Fiscal Year ($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	53	25	11,655,654	—
Michael G. Koppel	Supplemental Executive Retirement Plan	57	24	8,130,139	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	51	25	10,517,385	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	50	25	9,383,255	—
Daniel F. Little	Supplemental Executive Retirement Plan	52	14	2,922,754	—

(a)	Age

Age is as of February 1, 2014, the last day of the fiscal year.

(b)	Number of Years Credited Service

Although Blake, Peter and Erik Nordstrom each have over 30 years of service, the number of years of credited service under the SERP is capped at 25. Prior to 2006, the Compensation Committee awarded additional years of service to five executives hired mid-career so that they could earn the full 25 years of service by the time they reached the retirement age of 58. Michael Koppel and Daniel Little received these additional years and will earn the equivalent of 25 years of service at a retirement age of 58, if they stay with the Company until that time. Ten of Michael Koppel’s 24 years and 2 of Daniel Little’s 14 years are additional years of service.

(c)	Present Value of Accumulated Benefit

The amounts shown are based on a retirement age of 58. Peter and Erik Nordstrom and Daniel Little are not currently entitled to receive any benefits because such amounts are not vested and the executives are not the minimum retirement age of 53. Blake Nordstrom and Michael Koppel have met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, they would be entitled to receive a reduced SERP benefit with a present value as of the end of the fiscal year of $8,199,602 and $7,762,979, respectively, as reported in the Potential Payments Upon Termination or Change of Control at Fiscal Year-End 2013 table on page 53.

Nonqualified Deferred Compensation

The Company offers the Executive Deferred Compensation Plan (“EDCP”) to designated leadership-level employees, including the Named Executive Officers, who meet a minimum compensation threshold. Under this Plan, a participant may defer up to 100% of base salary in excess of $50,000, up to 100% of an annual performance-based bonus and up to 100% of any vested performance share units, less applicable payroll taxes.

Deferral elections generally are irrevocable and are made in compliance with Section 409A of the Internal Revenue Code. If a participant’s EDCP deferrals cause a reduction in the Company’s 401(k) match or Profit Sharing contribution, the Company may deposit a make-up contribution into the participant’s EDCP account. No other Company contributions or matches are made for the Named Executive Officers. The participating Named Executive Officers did not receive make-up contributions in the fiscal year ended February 1, 2014 because the Company’s contributions to their 401(k) Plan & Profit Sharing were not reduced due to any deferrals into the EDCP.

Plan participants may direct their cash deferrals to any of 20 deemed investment alternatives, priced and valued similar to retail mutual funds, and may change their investment allocations among these investment alternatives daily. In addition, plan participants are offered a fixed rate option of 5%, which is not subsidized by the Company, but rather is a rate based on guaranteed contractual returns from a third-party insurance company provider. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections. The deemed investment alternatives for cash do not include Common Stock. Vested performance share units that are deferred into the EDCP remain as stock units until distribution.

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Fiscal Year 2013 Nonqualified Deferred Compensation Table

The following table discloses information on nonqualified deferred compensation for the Named Executive Officers under the Company’s EDCP for the fiscal year ended February 1, 2014. The Company’s SERP is also a nonqualified plan. Information regarding benefits payable to Named Executive Officers under the SERP is provided on page 50.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(c)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	311,991	—	2,856,696
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Daniel F. Little	4,783	—	147,940	—	1,797,500

(a)	Executive Contributions in Last Fiscal Year

Daniel Little elected to defer $5,000 of his base salary earned during calendar year 2013 into the EDCP. Due to the timing of our fiscal year end, $217 of this was attributed to fiscal year 2012, and the remaining $4,783 was attributed to fiscal year 2013.

(b)	Aggregate Earnings in Last Fiscal Year

The amounts include the total interest or other earnings accrued on the entire EDCP account balances, including deferred performance share units.

(c)	Aggregate Balance at Last Fiscal Year-End

The amounts shown are the total EDCP balances, including earnings on deferrals, as of February 1, 2014. These amounts, excluding earnings on deferrals, have been previously disclosed in the Summary Compensation Table in our prior Proxy Statements.

Potential Payments Upon Termination or Change in Control

The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on February 1, 2014, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on January 31, 2014, the last market trading day of the fiscal year, of $57.45. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements

The Company does not have employment agreements with any Nordstrom employees, including the Named Executive Officers. The Company maintains a leadership separation plan to provide a broad group of leadership employees an appropriate level of severance benefits in the event of separation of service under certain circumstances. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

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Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2013

The following table shows various termination scenarios and payments that would be triggered under the Company’s compensation plans.

Name and Potential Payment	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)	Change in Control ($)
Blake W. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	1,404,558	1,404,558	1,404,558	1,404,558	—
Vested SERP Benefit(b)	4,016,092	—	8,199,602	8,199,602	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	906,000	—	—	—	—
Retiree Health Care Benefit(e)	253,358	539,634	539,634	539,634	—
Separation Benefit(f)	—	—	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	6,580,008	1,944,192	10,143,794	10,143,794	—
Michael G. Koppel
Continued or Accelerated Vesting of Equity Awards(a)	830,924	830,924	830,924	830,924	—
Vested SERP Benefit(b)	3,844,320	—	7,762,979	7,762,979	—
Executive Deferred Compensation Plan Survivor Benefit(c)	2,026,920	—	—	—	—
Life Insurance Proceeds(d)	900,000	—	—	—	—
Retiree Health Care Benefit(e)	187,383	385,470	385,470	385,470	—
Separation Benefit(f)	—	—	—	184,280	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	7,789,547	1,216,394	8,979,373	9,163,653	—
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	1,328,336	1,328,336	—	—	—
Vested SERP Benefit(b)	3,571,085	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	906,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	5,805,421	1,328,336	—	—	—
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	1,328,336	1,328,336	—	—	—
Vested SERP Benefit(b)	3,016,293	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	—	—	—	—	—
Life Insurance Proceeds(d)	906,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	5,250,629	1,328,336	—	—	—
Daniel F. Little
Continued or Accelerated Vesting of Equity Awards(a)	671,267	671,267	—	—	—
Vested SERP Benefit(b)	939,530	—	—	—	—
Executive Deferred Compensation Plan Survivor Benefit(c)	2,378,047	—	—	—	—
Life Insurance Proceeds(d)	701,000	—	—	—	—
Retiree Health Care Benefit(e)	—	—	—	—	—
Separation Benefit(f)	—	—	—	529,659	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	4,689,844	671,267	—	529,659	—

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(a)	Continued or Accelerated Vesting of Equity Awards

As of the end of fiscal year 2013, the Named Executive Officers had outstanding equity awards under the 2004 and 2010 Equity Incentive Plans. Treatment of the awards under various termination scenarios is described below.

Stock Options

Death or Disability

Beginning with the 2009 stock option grant, the stock option agreements under the 2004 and 2010 Equity Incentive Plans provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

The amounts shown in the table for the Death and Disability termination scenarios include the values, as of the end of fiscal year 2013, of unvested stock options that would immediately vest and be exercisable during the period ending four years after termination.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Retirement or Termination without Cause

The stock option agreements under the 2004 and 2010 Equity Incentive Plans provide that if a participant’s employment is terminated by reason of retirement, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

The amounts shown in the table for the Retirement and Termination without Cause termination scenarios for Blake Nordstrom and Michael Koppel include the values, as of the end of fiscal year 2013, of unvested stock options that would continue to vest and be exercisable during the period ending four years after termination. Blake Nordstrom and Michael Koppel qualify for this continued vesting upon retirement as of the end of the fiscal year since they have reached the minimum retirement age of 53 with at least 10 years of service. Beginning with the 2014 stock option grant, executives who have not already met the current age and years of service requirement must be age 55 with at least 10 years of service to be eligible for this benefit upon separation.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Change in Control

Although the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards under the 2004 Equity Incentive Plan, the terms of that Plan provide the Compensation Committee with discretion to determine at the time of granting stock options or thereafter, that stock options will become immediately exercisable in the event of a change in control of the Company. Under the 2010 Equity Incentive Plan, accelerated vesting will generally occur in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company, unless the Compensation Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% or more of the Board; or

•	any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

Performance Share Units

Death, Disability, Retirement or Termination without Cause

The 2012 and 2013 performance share unit agreements under the 2010 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death, disability or retirement, the participant, or participant’s beneficiary, will be entitled to a prorated payment, based on the period of time the executive worked during the performance cycle, with respect to any performance share units granted more than six months prior to termination that were earned during the performance cycle.

Both the 2012 and 2013 grants have time remaining in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2013, 0% of the number granted in 2012 and 2013 would have been earned. Therefore, no amounts are included in the table.

If, during the term of any outstanding performance cycles and regardless of whether the executive is then employed by the Company, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding portions of the performance share unit awards will be automatically forfeited.

Change in Control

Under the 2010 Equity Incentive Plan, the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their performance share units. However, a Named Executive Officer will generally be entitled to accelerated vesting if the executive experiences a qualifying termination within 12 months following a change in control of the Company, unless the Compensation Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control.

(b)	Vested SERP Benefit

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for their life after the executive’s death, as described in the Pension Benefits section on page 50.

Death

The amounts shown for the Death termination scenario are the present value of the 50% survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, or the executive’s actual age, if older, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53.

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Retirement or Termination without Cause

The amounts shown in the table for the Retirement and Termination without Cause termination scenarios for Blake Nordstrom and Michael Koppel are the present values of their SERP benefits, reduced for early commencement, payable in semi-monthly installments, assuming the payments would begin as of the last day of fiscal year 2013. Blake Nordstrom and Michael Koppel have met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, they would be entitled to receive reduced SERP benefits, as described in the Pension Benefits section on page 50.

Change in Control

No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as a reduced early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year end would be as shown in the Fiscal Year 2013 Pension Benefits Table on page 51, column (c), “Present Value of Accumulated Benefit.”

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

(c)	Executive Deferred Compensation Plan Survivor Benefit

Under the EDCP, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007. The pre-retirement death benefit is paid in a lump sum.

The amounts shown are the death benefits equal to two times Michael Koppel and Daniel Little’s deferrals made through December 31, 2007. The amounts do not include Michael Koppel and Daniel Little’s undistributed account balances of $2,856,696 and $1,797,500, respectively. Their beneficiaries are entitled to receive these account balances in the event of their deaths, but the amounts are not shown in this table as they are already shown in the Fiscal Year 2013 Nonqualified Deferred Compensation Table on page 52, column (c), “Aggregate Balance at Last Fiscal Year-End.”

(d)	Life Insurance Proceeds

The Company provides life insurance for the Named Executive Officers of approximately 1.25 times annual base salary.

The amounts reported in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (b) in the All Other Compensation in Fiscal Year 2013 table on page 44.

(e)	Retiree Health Care Benefit

The Company provides continued health care coverage for the Named Executive Officers if they separate from the Company after age 53 with at least 10 years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The Named Executive Officers and their spouses and eligible dependents would be covered under the retiree health plan, and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse and eligible dependents after the executive’s death. Effective November 1, 2013, the retiree health plan was closed to new entrants. Effective March 1, 2014, executives who have not already met the current age and years of service requirement, or will not meet the requirement in 2014, must be age 55 with at least 10 years of service to be eligible for this benefit upon separation.

Death, Disability, Retirement or Termination without Cause

The amounts in the table for Blake Nordstrom and Michael Koppel are the present value of the health care cost that would be payable by the Company if they had separated on the last day of the fiscal year. Blake Nordstrom and Michael Koppel have met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement. Assumptions used in determining these amounts include a discount rate of 4.60% and the RP2000 White Collar Mortality Table, projected to 2021.

An executive who is terminated for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan, is not eligible to receive the Retiree Health Care benefit.

(f)	Separation Benefit

Under the Leadership Separation Plan, Michael Koppel and Daniel Little are eligible to receive benefits upon involuntary termination of employment by the Company, other than for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan. The benefits for eligible employees are based on leadership level and years of service, and include:

•	lump sum cash payment for severance: one month of base salary per year of service, with a minimum of 6 months up to a maximum of 12 months. This is reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the severance payment;

•	lump sum cash payment for health coverage: the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for and elects the Retiree Health Care benefit, as described in footnote (e) above; and

•	up to six months of outplacement services.

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The potential separation benefits for the Named Executive Officers are shown below.

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Blake W. Nordstrom	—	—	—	—
Michael G. Koppel	180,080	—	4,200	184,280
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	—	—	—	—
Daniel F. Little	513,333	12,126	4,200	529,659

Michael Koppel’s estimated separation payment shown above is reduced by an amount equal to his estimated early retirement gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the Company-paid portion of medical benefits as it is assumed he would elect the Company’s Retiree Health Care benefit.

Under the Leadership Separation Plan, the Company may provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. To receive any benefits under the Leadership Separation Plan, the Named Executive Officer must sign a release in which the executive agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(g)	Executive Management Bonus

The performance period under the Executive Management Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired during the fiscal year, the Compensation Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award.

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PROPOSAL 3	ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION: SAY-ON-PAY PROPOSAL

The Board recommends a vote FOR this proposal.

The Company is providing shareholders with an advisory (nonbinding) vote on the compensation program of our Named Executive Officers as disclosed in this Proxy Statement. At the 2013 Annual Meeting of Shareholders, over 97% of the votes cast were in favor of our Say-on-Pay proposal.

At the 2011 Annual Meeting, over 93% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis. The Compensation Committee recognizes this support of the compensation program for our Named Executive Officers and continues to apply the same guiding principles which underlie our pay-for-performance philosophy.

Compensation Program Highlights

As described in the Compensation Discussion and Analysis beginning on page 33, our Named Executive Officers are rewarded when defined performance milestones are achieved and when value is created for our shareholders. Our Compensation Committee and Board believe that our compensation program is effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interests. Highlights of our compensation program include the following:

•	We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. Eighty percent of the value of the targeted compensation package for our Named Executive Officers is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.

•	Each year, the Compensation Committee establishes the performance-based bonus measures that focus executives on the most important Company objectives. In 2013, Named Executive Officers each had the following measures:

	–	Return on Invested Capital (“ROIC”) to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on EBIT results to ensure our executives are rewarded after earnings generate a meaningful return for our shareholders.

	–	Earnings Before Interest and Income Taxes (“EBIT”) to emphasize the importance of earnings improvement and its role in driving shareholder value. Each Named Executive Officer’s performance-based bonus was weighted 100% on this measure, subject to the ROIC threshold.

•	The Committee references the 50th percentile of our retail peer group when assessing the Named Executive Officers’ targeted level of total direct compensation (base salary + performance-based bonus + long-term incentives). The market information is considered a reference point rather than policy for reviewing competitiveness.

•	We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.

•	We have an executive compensation clawback policy that applies to performance-based compensation.

•	Our Compensation Committee has retained and directs an independent compensation consultant.

•	We do not have employment agreements with our executives.

•	We do not provide tax gross-ups, except those related to relocation expenses when an executive must move to assume Company responsibilities.

•	We do not allow stock option grant repricing or backdating, nor have we granted options below 100% of fair market value.

•	We have a derivative and hedging policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate families) from engaging in hedging transactions with respect to any equity securities of the Company held by them.

•	We have restrictions on pledging of Company stock.

Shareholder Support

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement.

This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in this Proxy Statement.”

Our Board has adopted a policy of annual Say-on-Pay advisory votes. As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s Named Executive Officers. The next vote will be held at our 2014 Annual Meeting of Shareholders.

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EQUITY COMPENSATION PLANS

The following table provides information as of the fiscal year ended February 1, 2014 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders(a)	14,315,987	(b)	43	23,461,830	(c)
Equity compensation plans not approved by the Company’s shareholders	—		—	—
TOTAL	14,315,987		43	23,461,830

(a)	Equity Compensation Plans Approved by Shareholders

Consist of the 2010 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	Equity Compensation Plans Not Approved by Shareholders

Includes 112,336 of deferred Director awards, and 149,044 related to deferred performance share units.

(c)	Number of Securities Available

Includes 19,392,577 shares from the 2010 Equity Incentive Plan, 3,535,959 shares from the Employee Stock Purchase Plan and 533,294 shares from the 2002 Nonemployee Director Stock Incentive Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of Common Stock, by our Directors, the Named Executive Officers, and by all Directors and Executive Officers of the Company as a group. Except as otherwise noted, all information is as of March 10, 2014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	26,250,344	13.84
Anne E. Gittinger (b) 1617 Sixth Avenue Seattle, Washington 98101-1707	15,471,162	8.16
Blake W. Nordstrom (c)	3,130,880	1.65
Peter E. Nordstrom (d)	3,045,699	1.60
Erik B. Nordstrom (e)	2,988,035	1.57
Michael G. Koppel (f)	390,711	*
Daniel F. Little (g)	301,456	*
Enrique Hernandez, Jr. (h)	79,859	*
Robert D. Walter (i)	70,625	*
Alison A. Winter (j)	45,095	*
Philip G. Satre (k)	37,244	*
Phyllis J. Campbell (l)	28,123	*
Robert G. Miller (m)	23,705	*
B. Kevin Turner (n)	12,313	*
Michelle M. Ebanks (o)	7,756	*
Brad D. Smith (p)	2,386	*
Directors and Executive Officers as a group (33 persons) (q)	12,117,694	6.29
*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom

Amount and nature of beneficial ownership includes:

•	11,267,235 shares owned by him directly;

•	833 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;

•	246,776 shares owned by his wife individually;

•	8,490,560 shares held by trusts of which he is a trustee and beneficiary; and

•	6,244,940 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)	Anne E. Gittinger

Amount and nature of beneficial ownership includes:

•	13,844,460 shares owned by her directly;

•	4,518 shares held by her in the Company’s 401(k) Plan & Profit Sharing;

•	1,555,200 shares held by a trust of which she is a trustee and beneficiary; and

•	66,984 shares held by the estate of her late husband, D. Wayne Gittinger.

Does not include:

•	5,501,520 shares held by a trust of which she is the beneficiary, but over which she holds no voting or investment power and which are reported as beneficially owned by her brother, Bruce A. Nordstrom.

(c)	Blake W. Nordstrom

Amount and nature of beneficial ownership includes:

•	1,903,249 shares owned by him directly, of which 350,000 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;

•	76,664 shares held by him in the Company’s 401(k) Plan & Profit Sharing;

•	515,361 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2014;

•	376,887 shares owned by his wife individually;

•	61,966 shares held by trusts of which he is a trustee; and

•	196,753 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

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(d)	Peter E. Nordstrom

Amount and nature of beneficial ownership includes:

•	2,101,551 shares owned by him directly, of which 230,000 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;

•	25,453 shares held by him in the Company’s 401(k) Plan & Profit Sharing;

•	435,355 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2014;

•	161,276 shares owned by his wife individually;

•	363 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing;

•	47,582 shares held by trusts of which he is the trustee; and

•	274,119 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(e)	Erik B. Nordstrom

Amount and nature of beneficial ownership includes:

•	2,181,663 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;

•	19,640 shares held by him in the Company’s 401(k) Plan & Profit Sharing;

•	435,355 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2014;

•	41,907 shares owned by his wife individually;

•	83,709 shares held by trusts of which he is the trustee; and

•	225,761 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)	Michael G. Koppel

Amount and nature of beneficial ownership includes:

•	43,739 shares owned by him directly;

•	25,142 nonvoting stock units held under the Company’s Executive Deferred Compensation Plan;

•	6,080 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and

•	315,750 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2014.

(g)	Daniel F. Little

Amount and nature of beneficial ownership includes:

•	22,352 shares owned by him directly;

•	23,177 nonvoting stock units held under the Company’s Executive Deferred Compensation Plan;

•	4,866 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and

•	251,061 shares that may be acquired by him through stock options exercisable within 60 days after March 10, 2014.

(h)	Enrique Hernandez, Jr.

Amount and nature of beneficial ownership includes:

•	13,600 shares owned by him directly; and

•	66,259 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(i)	Robert D. Walter

Amount and nature of beneficial ownership includes:

•	54,926 shares owned by him directly; and

•	15,699 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(j)	Alison A. Winter

Amount and nature of beneficial ownership includes:

•	31,887 shares owned by her directly;

•	9,410 shares held by a trust, of which she and her husband are trustees and beneficiaries;

•	1,799 shares held by her son in an account, over which she shares investment power;

•	1,799 shares held by her daughter in an account, over which she shares investment power; and

•	200 shares held by her husband in a retirement account, over which she shares investment power.

(k)	Philip G. Satre

Amount and nature of beneficial ownership includes:

•	15,338 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board; and

•	21,906 shares held by a family trust, of which he is a trustee and beneficiary.

(l)	Phyllis J. Campbell

Amount and nature of beneficial ownership includes:

•	17,730 shares owned by her directly; and

•	10,393 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.

(m)	Robert G. Miller

Amount and nature of beneficial ownership includes:

•	23,705 shares owned by him directly.

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(n)	B. Kevin Turner

Amount and nature of beneficial ownership includes:

•	12,313 shares owned by him directly.

(o)	Michelle M. Ebanks

Amount and nature of beneficial ownership includes:

•	7,756 shares owned by her directly.

(p)	Brad D. Smith

Amount and nature of beneficial ownership includes:

•	2,386 shares owned by him directly.

(q)	Directors and executive officers as a group (33 persons)

Collectively, the combined amount and nature of beneficial ownership for the Directors and all Executive Officers include:

•	7,141,065 shares owned directly;

•	1,706,940 shares owned by spouses and trusts of which the respective Director or Executive Officer is a trustee, or a trustee and beneficiary;

•	107,689 nonvoting stock units held by participating Directors under the Directors Deferred Compensation Plan;

•	79,901 nonvoting stock units held by participating Executive Officers under the Company’s Executive Deferred Compensation Plan;

•	196,470 shares held by participating Executive Officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing; and

•	2,885,629 shares that may be acquired by the Executive Officers as a group through stock options exercisable within 60 days after March 10, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended February 1, 2014 all of our Directors, Executive Officers and owners of in excess of 10% of Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval Process

We maintain policies and procedures regarding the identification, review and approval of related party transactions. In compliance with SEC rules, the Corporate Governance and Nominating Committee reviews and approves or disapproves any transaction in which: (1) the amount involved exceeds $120,000, (2) the Company or any of its subsidiaries is a participant, and (3) a related party (a Director or Executive Officer of the Company, any nominee for director, any greater than 5% shareholders and any immediate family member of such persons) has a direct or indirect material interest. When considering a transaction, the Committee will review all relevant factors including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction only if the Committee determines that the transaction is reasonable and fair to the Company.

Related Party Transactions

The following section describes all Related Party transactions reviewed and approved by the Corporate Governance and Nominating Committee under the policy described above.

Aircraft Dry Lease. During the fiscal year ended February 1, 2014, the Company leased aircraft from JBW Aircraft Leasing Company, Inc. (“JBW”). The shareholders of JBW during the fiscal year were John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of Executive Officers Blake, Peter and Erik Nordstrom and a beneficial owner of more than 5% of Common Stock) and D. Wayne Gittinger (a retired Director and the spouse of Anne E. Gittinger, a beneficial owner of more than 5% of Common Stock). The lease arrangement is a “dry” lease, meaning that the Company pays an hourly market rate for use and provides or obtains its own fuel, crew and maintenance while using the leased aircraft. The dry lease rates were developed by a leading independent aircraft research company based on a survey of competitive rates.

During the fiscal year, the Company used the JBW aircraft a total of 75.5 hours and paid JBW $251,340.

Rent and Maintenance, Pilot and Administrative Services. During the fiscal year ended February 1, 2014, the parties listed in the following table paid the Company for maintenance services, pilot services, management fees, and other miscellaneous fees related to the operation and maintenance of those parties’ personal aircraft. In addition, JBW paid the Company for hangar rent as shown in the following table. In each case, the payments exceeded the estimated cost to the Company of providing those services and were based on a survey conducted by a leading independent aircraft research company in October 2012 of competitive market rates for maintenance services, pilot services, management fees and hangar rent. Included on the JBW line item for Pilot Services for use of JBW’s aircraft is $6,430 paid by Blake Nordstrom, $3,215 paid by Erik Nordstrom and $643 paid by Peter Nordstrom, who are not shareholders of JBW.

Party/Aircraft	Amounts Paid to the Company for Maintenance, Pilot and Administrative Services ($)	Amounts Paid to the Company for Hangar Rent ($)	Amounts Paid to the Company for Miscellaneous Costs ($)
JBW	346,586	69,708	65,829
M&B Beaver, LLC
Owned by Blake W. Nordstrom
(President of the Company) and his wife	49,793	—	3,275
JD Plane, LLC
Owned by James F. Nordstrom, Jr.
(an Executive Vice President of the Company) and
J. Daniel Nordstrom (brother of James F. Nordstrom, Jr.)	36,515	—	2,776
TB Plane, LLC
Owned by Sally A. Nordstrom
(mother of James F. Nordstrom, Jr.)	54,560	—	3,276

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Property Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. Unless extended, upon expiration or termination of the sublease, the hangar improvements will be surrendered to the Company. The material terms of the sublease are as follows:

•	The current sublease carries a term through July 2020, with the Company having the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar.

•	LLC pays the Company a monthly base rent and estimated real estate tax in the form of reimbursement to the Company of its pro rata share of ground rent paid by the Company under the primary lease with King County, currently $9,804 per month.

•	LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135.

•	LLC paid a one-time security deposit in August 2007 in the amount of $10,463, plus an additional sum of $6,069 was paid in August 2009 to increase the security deposit amount to the required two times the current base rent.

•	In total, LLC paid the Company rent of $129,709 during the fiscal year ended February 1, 2014.

Legal Services. D. Wayne Gittinger, a shareholder at Lane Powell PC during the fiscal year ended February 1, 2014, was the husband of Anne E. Gittinger, a beneficial owner of more than 5% of the Company’s Common Stock. Lane Powell PC served as the Company’s outside counsel during the fiscal year ended February 1, 2014 and was paid an aggregate of $1,581,686 for its services. This compensation arrangement is comparable to that of other legal firms providing professional services to the Company.

OTHER MATTERS

The Board knows of no other matters that will be presented at the 2014 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

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2015 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

If a shareholder wants us to include a shareholder proposal in our Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, our Secretary must receive the proposal at our principal executive offices no later than December 2, 2014. Any such proposal must comply with all the requirements of Rule 14a-8.

Under our Bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance-notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the company at our principal executive offices. We must receive notice as follows:

•	We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the 2014 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2015 Annual Meeting of Shareholders no earlier than January 7, 2015 and no later than February 6, 2015.

•	However, if we hold the 2015 Annual Meeting of Shareholders on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

•	If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days following the day on which notice of the annual meeting was mailed to shareholders.

Our Bylaws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received after the times specified herein for proposed items of business will be considered untimely under Rule 14a-4c under the Securities Exchange Act of 1934. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must comply with the requirements of the Company’s Bylaws. You may obtain a copy of the Company’s Bylaws at no cost from the Company’s Secretary or online at investor.nordstrom.com under Corporate Governance. The contact information for the Company’s Secretary is on page 14.

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Appendix A	Reconciliation of GAAP and Non-GAAP Financial Measures

Incentive Return on Invested Capital (“Incentive ROIC”)

We define ROIC as follows:

We believe that ROIC is a useful financial measure for investors in evaluating the efficiency and effectiveness of our use of capital and believe ROIC is an important component of shareholders’ return over the long term. In addition, we incorporate ROIC into our executive incentive measures.

ROIC is not a measure of financial performance under Generally Accepted Accounting Principles (“GAAP”) and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP. Our method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measure calculated under GAAP which is most directly comparable to ROIC is return on assets. The following is a reconciliation of the components of ROIC and return on assets.

The following is a comparison of return on assets to ROIC for the 12 fiscal months ended February 1, 2014:

($ in millions)	12 fiscal months ended February 1, 2014
Net earnings	$734
Add: income tax expense	455
Add: interest expense	162
Earnings before interest and income tax expense	1,351
Add: nonoperating related adjustments	27
Incentive ROIC Earnings before interest and income tax expense	1,378
Add: rent expense	125
Less: estimated depreciation on capitalized operating leases(a)	(67)
Net operating profit	1,436
Estimated income tax expense(b)	(550)
Net operating profit after tax	$886
Average total assets(c)	$8,398
Less: average non–interest–bearing current liabilities(d)	(2,430)
Less: average deferred property incentives(c)	(489)
Add: average estimated asset base of capitalized operating leases(e)	929
Average invested capital	$6,408
Return on assets	8.7%
Incentive ROIC	13.8%

(a)	Capitalized operating leases is our best estimate of the asset base we would record for our leases that are classified as operating if they had met the criteria for a capital lease, or we purchased the property. Asset base is calculated as described in footnote (e) below.

(b)	Based upon our effective tax rate multiplied by the net operating profit for the 12 fiscal months ended February 1, 2014.

(c)	Based upon the trailing 12-month average.

(d)	Based upon the trailing 12-month average for accounts payable, accrued salaries, wages and related benefits, and other current liabilities.

(e)	Based upon the trailing 12-month average of the monthly asset base. The asset base for each month is calculated as the trailing 12-months rent expense multiplied by eight. The multiple of eight times rent expense is a commonly used method of estimating the asset base we would record for our capitalized operating leases described in footnote (a).

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HOW'D WE DO THIS YEAR?

Check out our corporate social responsibility highlights from 2013.

WE CONTRIBUTED TO

447

NONPROFITS IN COMMUNITIES WHERE WE DO BUSINESS.

WE PARTNERED WITH OUR EMPLOYEES TO PLEDGE

$9.1 million

TO UNITED WAY.

OUR RECYCLABLE BAGS, MADE OF 50% POST-CONSUMER MATERIAL, SAVED

26,000

TREES.

WE AWARDED $10,000 SCHOLARSHIPS TO

80

OUTSTANDING HIGH SCHOOL STUDENTS ACROSS THE COUNTRY.

87%

WE RECYCLED ABOUT 87% OF OUR WASTE.

WE DONATED

$1.1 million

TO HIV/AIDS ORGANIZATIONS FROM THE SALE OF M•A•C VIVA GLAM LIPSTICK.

BY PARTNERING WITH SHOES THAT FIT AND NEW BALANCE, WE GAVE

10,000

KIDS EACH A PAIR OF NEW SHOES.

You can find more highlights at **nordstromcares.com**.

NORDSTROM

nordstrom.com/companyreview | Connect with us: #NORDSTROM

This catalog is printed on FSC® certified paper.
©2014 Nordstrom, Inc. All rights reserved.
356996725 PLEASE RECYCLE.

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NORDSTROM

NORDSTROM, INC.
C/O SECRETARY
1700 7TH AVENUE
SEATTLE, WA 98101

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Phyllis J. Campbell	☐	☐	☐
1b. Michelle M. Ebanks	☐	☐	☐
1c. Enrique Hernandez, Jr.	☐	☐	☐
1d. Robert G. Miller	☐	☐	☐
1e. Blake W. Nordstrom	☐	☐	☐
1f. Erik B. Nordstrom	☐	☐	☐
1g. Peter E. Nordstrom	☐	☐	☐
1h. Philip G. Satre	☐	☐	☐
1i. Brad D. Smith	☐	☐	☐
1j. B. Kevin Turner	☐	☐	☐
1k. Robert D. Walter	☐	☐	☐
1l. Alison A. Winter	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3 ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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The Notice and Proxy Statement and Annual Report on Form 10-K are available for **viewing purposes only** at investor.nordstrom.com

To vote by internet, you must access www.proxyvote.com

If you vote via telephone or internet, you do not need to mail back this proxy card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
NORDSTROM, INC.
1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1707

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Blake W. Nordstrom and Robert B. Sari, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 7, 2014, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707, and any adjournment or postponement thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2 and 3. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder's account in the Nordstrom 401(k) Plan & Profit Sharing (the "Plan"), the Shareholder hereby directs the Nordstrom, Inc. Retirement Committee (the "Retirement Committee") to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholder's vote of shares held through the Plan is not received by 11:59 p.m. Eastern Daylight Time on May 4, 2014, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

Continued and to be signed on reverse side

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